Exhibit 4.3
[Senior Subordinated Indenture]
TELESAT CANADA,
as Issuer
TELESAT LLC,
as Co-Issuer
Guarantors Party hereto
and
THE BANK OF NEW YORK
as Trustee
Indenture
Dated as of June 30, 2008

12.5% Senior Subordinated Notes Due 2017

Reconciliation and tie between Trust Indenture Acta
of 1939 and Indenture

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	608
	(a)(2)	608
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	608, 609
	(c)	N.A.
§ 311	(a)	605
	(b)	605
	(c)	N.A.
§ 312	(a)	701
	(b)	702
	(c)	702
§ 313	(a)	703
	(a)(4)	1008
	(b)(1)	N.A.
	(b)(2)	703
	(c)(1)	102
	(c)(2)	102
	(d)	703
	(e)	102
§ 314	(a)	1009
	(b)	N.A.
	(c)(1)	102
	(c)(2)	102
	(c)(3)	N.A.
	(d)	N.A.
	(e)	102
	(f)	1017
§ 315	(a)	601
	(b)	602
	(c)	601
	(d)	601
	(e)	514
§ 316	(a)(last sentence)	101 (“Outstanding”)
	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(a)(2)	N.A.
	(b)	508
	(c)	104(d)
§ 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§ 318	(a)	111
N.A. means Not Applicable.

[a]	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

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-ii-

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APPENDIX & EXHIBITS
Rule 144A / Regulation S / IAI Appendix
EXHIBIT 1 to Rule 144A / Regulation S / IAI Appendix — Form of Initial Note
EXHIBIT 2 to Rule 144A / Regulation S / IAI Appendix — Form of Transferee Letter of Representation
EXHIBIT A — Form of Exchange Security or Private Exchange Security
EXHIBIT B — Form of Notation of Guarantee
EXHIBIT C — Form of Supplemental Indenture

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          INDENTURE dated as of June 30, 2008 (this “Indenture”), among Telesat Holdings Inc., a Canadian corporation (“Holdings” or “Telesat Holding”), Telesat Canada, a Canadian corporation (the “Issuer” or “Company”), Telesat Interco Inc. (“Intermediate Holdco”), Telesat LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of the Issuer (the “Co-Issuer,” and together with the Issuer the “Co-Issuers”), having its principal office at 1601 Telesat Court, Gloucester, Ontario, Canada, K1B5P4, and certain of Holdings’ direct and indirect Subsidiaries (as defined below), each named in the signature pages hereto (each, a “Guarantor” and, together with Holdings and Intermediate Holdco, collectively, the “Guarantors”), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the “Trustee”).
RECITALS OF THE COMPANY
          The Co-Issuers have duly authorized the creation of an issue of (i) 12.5% Senior Subordinated Notes Due 2017 to be issued on the date hereof (the “Initial Notes”) and (ii) if and when issued as required by the Exchange and Registration Rights Agreement dated the date hereof, among Holdings, Issuer, Co-Issuer, the Guarantors and the Purchasers (as defined therein) (the “Registration Rights Agreement”), 12.5% Senior Subordinated Exchange Notes Due 2017 issued in an Exchange Offer in exchange for any Initial Notes (the “Exchange Notes”, and collectively with the Initial Notes, the “Notes”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Co-Issuers have duly authorized the execution and delivery of this Indenture.
          Each Guarantor has duly authorized its Guarantee of the Initial Notes and if, and when issued, the Exchange Notes and to provide therefor each Guarantor has duly authorized the execution and delivery of this Indenture.
          All things necessary have been done to make the Notes, when executed by the Co-Issuers and authenticated and delivered hereunder and duly issued by the Co-Issuers, the valid and legally binding obligations of the Co-Issuers and to make this Indenture a valid and legally binding agreement of the Co-Issuers, in accordance with their and its terms.
          All things necessary have been done to make the Guarantees, upon execution and delivery of this Indenture, the valid obligations of each Guarantor and to make this Indenture a valid and legally binding agreement of each Guarantor, in accordance with their and its terms.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
          SECTION 101. Rules of Construction and Incorporation by Reference of Trust Indenture Act.
          (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural and words in the plural include the singular;

     (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);
     (3) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (4) all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;
     (5) “or” is not exclusive;
     (6) “including” means including without limitation;
     (7) all references to the date the Notes were originally issued shall refer to the Issue Date; and
     (8) all references, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Special Interest (as herein defined) pursuant to the Registration Rights Agreement and any Additional Amounts (as herein defined).
          (b) Whether or not this Indenture is qualified under the TIA, this Indenture is subject to the mandatory provisions of the TIA (as herein defined) which are incorporated by reference in and made a part of this Indenture as if this Indenture were qualified. The following TIA terms have the following meanings:
     (1) “Commission” means the SEC;
     (2) “indenture securities” means the Notes and the Guarantees;
     (3) “indenture security holder” means a Holder;
     (4) “indenture to be qualified” means this Indenture;
     (5) “indenture trustee” or “institutional trustee” means the Trustee; and
     (6) “obligor” on the indenture securities means each of the Co-Issuers, each Guarantor and any other obligor on the indenture securities.
          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
          SECTION 102. Definitions.
          “Acceptable Exclusions” shall mean, in the case of any insurance procured in accordance with Section 1007(b):
     (i) war, invasion, hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by:
               (A) government or sovereign power (de jure or de facto); or

               (B) authority maintaining or using a military, navy or air force; or
               (C) a military, navy, or air force; or
               (D) any agent of any such government, power, authority or force,
     (ii) any anti-satellite device, or device employing atomic or nuclear fission and/or fusion, or device employing laser or directed energy beams,
     (iii) insurrection, strikes, labor disturbances, riots, civil commotion, rebellion, revolution, civil war, usurpation, or action taken by a government authority in hindering, combating or defending against such an occurrence, whether there be declaration of war or not,
     (iv) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government or governmental authority or agent (whether secret or otherwise and/or whether civil, military or de facto) or public or local authority or agency,
     (v) nuclear reaction, nuclear radiation, or radioactive contamination of any nature, whether such loss or damage be direct or indirect, except for radiation naturally occurring in the space environment,
     (vi) electromagnetic or radio frequency interference, except for physical damage to a Satellite directly resulting from such interference,
     (vii) willful or intentional acts of the directors or officers of the named insured, acting within the scope of their duties, designed to cause loss or failure of a Satellite,
     (viii) an act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss, damage or failure resulting therefrom is accidental or intentional,
     (ix) any unlawful seizure or wrongful exercise of control of a Satellite made by any person or persons acting for political or terrorist purposes,
     (x) loss of revenue, incidental damages and/or consequential loss,
     (xi) extra expenses, other than the expenses insured under a policy,
     (xii) third party liability,
     (xiii) loss of a redundant component(s) that does not cause a transponder failure, and
     (xiv) such other similar exclusions as may be customary for policies of such type as of the date of issuance or renewal of such coverage.
     “Acquired Indebtedness” means, with respect to any specified Person,
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
          “Act”, when used with respect to any Holder, has the meaning specified in Section 105 of this Indenture.
          “Additional Amounts” has the meaning specified in Section 1023 of this Indenture.
          “Additional Notes” means any Senior Notes issued by the Company pursuant to Section 312.
          “Acquisition Agreement” means the Share Purchase Agreement, dated as of December 16, 2006, among Telesat Interco Inc., BCE Inc. and Telesat Canada, as in effect on the Acquisition Closing Date.
          “Acquisition Closing Date” means October 31, 2007.
          “Acquisition Documents” means the Acquisition Agreement and all other material agreements and documents related to the acquisition of Telesat Canada and its Safe Income Notes pursuant to the Acquisition Agreement each as in effect on the Acquisition Closing Date.
          “Actual Nimiq 4 Revenue Contract Amount” means the amount of contracted revenue attributable to Nimiq 4 to be paid to Holdings and its Restricted Subsidiaries in accordance with GAAP in respect of the portion of the applicable four-quarter period in which the in-service date of Nimiq 4 occurs from and after such in-service date.
          “Adjusted Net Assets” has the meaning specified in Section 1205 of this Indenture.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
          “Affiliate Transaction” has the meaning specified in Section 1013 of this Indenture.
          “Agent” means any Note Registrar, co-registrar, Paying Agent or additional paying agent.
          “Aggregate In-Orbit Insurance Amount” shall mean (a) 100% of the aggregate net book value of all Covered Satellites other than any Excluded Satellite and (b) 50% of the aggregate net book value of any Excluded Satellite that is a Named Satellite. For the purposes of this definition, aggregate net book value with respect to a Satellite shall exclude any liability of a Satellite Purchaser to pay the Satellite Manufacturer any satellite performance incentive payments and any liability of a Satellite Manufacturer to pay the Satellite Purchaser any satellite performance warranty paybacks.

          “All Risks Insurance” shall mean, with respect to any Satellite, insurance for risks of loss of and damage to such Satellite and the related Associated Equipment, including all components thereof, at all times during the manufacture, testing, storage, payload processing and transport of such Satellite and such Associated Equipment, if any, up to the time of Launch, in the case of such Satellite, and until delivery to the applicable Satellite Purchaser, in the case of such Associated Equipment.
          “Ancillary Agreement” shall mean the Ancillary Agreement, dated as of August 7, 2007, among Loral Space & Communications Inc., Skynet, PSP, Holdings and Telesat Canada, as in effect on the Acquisition Closing Date.
          “Annualized Nimiq 4 Revenue Contract Amount” means the amount of contracted revenue attributable to Nimiq 4 that would have been realized by Holdings and its Restricted Subsidiaries during the applicable four-quarter period prior to the in-service date of Nimiq 4 had such in-service date occurred on the first day of such four-quarter period. Such amount shall be calculated by taking the Actual Nimiq 4 Revenue Contract Amount and applying such amount on a pro rata basis to the portion of such four-quarter period prior to such in-service date as if Nimiq 4 had been in service from the first day of such four-quarter period.
          “Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:
     (1) 1.0% of the principal amount of the Note; and
     (2) the excess, if any, of:
     (a) the present value at such redemption date of (i) the redemption price of the Note at the First Call Date (such redemption price being set forth in the table appearing in Section 1101), plus (ii) all required interest payments due on the Note through the First Call Date (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over
     (b) the principal amount of the Note.
          “APT Security Agreement” means the Security Agreement by and among APT Satellite Company Limited, Loral Orion Inc. and Bank of China (HK) Limited, dated as of October 8, 2004, as in effect on the Acquisition Closing Date.
          “Asset Purchase Agreement” shall mean that certain Asset Purchase Agreement dated August 7, 2007, by and among Skynet, Skynet Satellite Corporation and Loral Space & Communications Inc., as in effect on the Acquisition Closing Date.
          “Asset Sale” means:
     (1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale Lease-Back Transaction) of Holdings or any Restricted Subsidiary (each referred to in this definition as a “disposition”), or
     (2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions, in each case, other than:

     (a) a disposition of Cash Equivalents, obsolete or worn out property or equipment, inventory or other assets that in the reasonable judgment of the Issuer are no longer useful in the conduct of the business of Holdings and its Restricted Subsidiaries and that in each case are disposed of in the ordinary course of business;
     (b) the disposition of all or substantially all of the assets of Holdings or any of the Restricted Subsidiaries in a manner permitted pursuant to Section 801 or any disposition that constitutes a Change of Control pursuant to this Indenture;
     (c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 1010;
     (d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than US $10.0 million;
     (e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to the Issuer or a Guarantor;
     (f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
     (g) the lease, assignment or sublease of any real or personal property in the ordinary course of business;
     (h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
     (i) foreclosures on or expropriations of assets;
     (j) any financing transaction with respect to property built, repaired, improved or acquired by Holdings or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by this Indenture;
     (k) any Event of Loss;
     (l) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice;
     (m) the T10R Sale Leaseback;
     (n) any transfer of transponders or the corresponding interest in common elements on the Telstar 18 Satellite to APT Satellite Company Limited or its affiliates effected pursuant to that certain letter agreement dated August 26, 2003, as amended on November 16, 2003 by and between Skynet and APT Satellite Company Limited in connection with the receipt of “export control approval” for such transfer, or any foreclosure pursuant to the APT Security Agreement;

     (o) the granting of a Lien permitted under Section 1012;
     (p) the Telesat Headquarters Sale; and
     (q) additional dispositions of assets (taken together with all such dispositions made pursuant to this clause (q)) since the Acquisition Closing Date with an aggregate fair market value not exceeding US$50.0 million.
          “Asset Sale Offer” has the meaning specified in Section 1018 of this Indenture.
          “Asset Transfer Agreement” shall mean that certain Asset Transfer Agreement dated August 7, 2007, by and among Holdings, Skynet and Loral Space & Communications Inc., as in effect on the Acquisition Closing Date.
          “Associated Equipment” shall mean, with respect to any Satellite, the equipment to be delivered by the Satellite Manufacturer with respect thereto pursuant to the terms of the applicable Satellite Purchase Agreement.
          “Bank Indebtedness” shall mean “Secured Obligations” as such definition is used in the Senior Credit Facilities as in effect on the Issue Date.
          “Bankruptcy Law” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up Restructuring Act (Canada), Title 11, United States Bankruptcy Code of 1978, or any similar United States federal or state law or Canadian federal or provincial law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.
          “Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definitions of “Change of Control” and “Continuing Directors,” any duly authorized committee of such body.
          “Board Resolution” means, with respect to the Issuer, Co-Issuer or Holdings, a duly adopted resolution of the Board of Directors of the Issuer, Co-Issuer or Holdings, as applicable, or any committee thereof to have been duly adopted by the Board of Directors of the Issuer, Co-Issuer or Holdings, as applicable, and to be in full force and effect on the date of such certification.
          “Business Day” means each day which is not a Legal Holiday.
          “Capital Stock” means:
     (1) in the case of a corporation, corporate stock,
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that the following leases shall be treated as operating leases and not as capital leases: (a) Satellite Relocation and Lease Agreement dated as of November 22, 2006, between Telesat Canada and DirectTV Enterprises, LLC and (b) Amendment No. 1 entered into as of the 22nd day of November 2006 to the Memorandum of Agreement entered into by Telesat Canada and DirectTV Enterprises, LLC on December 23, 2003, subsequently amended and restated on March 10, 2005 and further amended and restated on October 6, 2005; provided that such leases shall not be treated as capital leases only so long as they are not amended in a manner materially adverse to the holders of the Notes since or after the Acquisition Closing Date. For purposes of Section 1012, a Capitalized Lease Obligation will be deemed to be secured by a Lien on the property being leased.
          “Cash Equivalents” means:
     (1) United States dollars and Canadian dollars,
     (2) pounds sterling,
     (3) (a) euro, or any national currency of any participating member state in the European Union or
     (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business,
     (4) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition,
     (5) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than US$250.0 million in the case of domestic banks and US$100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks,
     (6) repurchase obligations for underlying securities of the types described in clauses (4) and (5) above, entered into with any financial institution meeting the qualifications specified in clause (5) above,
     (7) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 6 months after the date of creation thereof,
     (8) marketable short-term money market and similar funds (x) either having assets in excess of US$250.0 million or (y) having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency),

     (9) auction rate securities rated at least Aa3 by Moody’s and AA- by S&P (or, if at any time either S&P or Moody’s shall cease to rate such obligations, an equivalent rating from another nationally recognized rating service),
     (10) investment funds investing 95% or more of their assets in securities of the types described in clauses (1) through (9) above,
     (11) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition, and
     (12) with respect to the Issuer, Holdings and any Restricted Subsidiary organized in Canada or any political subdivision thereof, instruments and investments correlative in type, maturity and rating to those referred to in clauses (1) to (11) above denominated in United States or Canadian dollars.
          Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above, provided that such amounts are converted into any currency listed in clauses (1) through (3) above, as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
          “Cash Management Services” means any of the following to the extent not constituting a line of credit (other than overdraft facilities): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.
          “Change of Control” means the occurrence of any of the following:
     (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or
     (2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of Holdings or any company that holds directly or indirectly more than 50% of the total voting power of the Voting Stock of Holdings; or
     (3) following the initial public offering of the common stock of Holdings, Continuing Directors shall not constitute at least a majority of the Board of Directors of Holdings; or
     (4) the Issuer ceases to be a Wholly-Owned Subsidiary of Holdings.
          “Change of Control Offer” has the meaning specified in Section 1017 of this Indenture.

          “Change of Control Payment” has the meaning specified in Section 1017 of this Indenture.
          “Change of Control Payment Date” has the meaning specified in Section 1017 of this Indenture.
          “Co-Issuer” means the Person named as the “Co-Issuer” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.
          “Common Stock” means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person’s common stock, whether now outstanding or issued after the date of this Indenture, and includes all series and classes of such common stock.
          “Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
          “Company Request” or “Company Order” means a written request or order signed in the name of the Company by two Officers or one Officer and either an Assistant Treasurer or an Assistant Secretary of the Company, and delivered to the Trustee.
          “consolidated” or “Consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.
          “Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, and other related non-cash charges, excluding any non-cash item that represents an accrual or reserve for a cash expenditure for a future period, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
          “Consolidated EBITDA” means, with respect to Holdings and the Restricted Subsidiaries on a consolidated basis, for any period, an amount equal to Consolidated Net Income for such period
     (1) increased (without duplication) by:
     (a) Consolidated Income Tax Expense accrued for such period to the extent deducted in determining Consolidated Net Income for such period; plus
     (b) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; plus
     (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income; plus
     (d) collections on investments in sales-type leases during such period, to the extent not otherwise included in Consolidated Net Income for such period; plus

     (e) to the extent deducted in arriving at Consolidated Net Income, foreign withholding taxes paid or accrued in such period; plus
     (f) any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by this Indenture including a refinancing thereof (whether or not successful), including (i) such fees, expenses or charges related to the Notes offered hereby and the Senior Notes, the Credit Facilities and the financings that occurred in connection with the Transactions on the Acquisition Closing Date and (ii) any amendment or other modification of such notes, loans or the Credit Facilities, and, in each case, deducted in computing Consolidated Net Income; plus
     (g) the amount of any restructuring charge deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to closure of facilities; plus
     (h) any other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus
     (i) the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests); plus
     (j) to the extent deducted in arriving at Consolidated Net Income and to the extent paid in Mezzanine Securities pursuant to clause (12)(a) of the second paragraph of Section 1013, the annual consulting fee payable pursuant to the Consulting Services Agreement as in effect on the Acquisition Closing Date; plus
     (k) in the case of any period ending prior to or during the fiscal year ending December 31, 2007, Transaction Expenses; plus
     (l) solely for purposes of clause (i)(b) of the fourth paragraph of Section 1010, the first paragraph of Section 1011 and clause (12) of Section 1013, to the extent the in-service date of Nimiq 4 occurs during the period of four consecutive fiscal quarters of Holdings then most recently ended (taken as one accounting period) (each, a “Test Period”), an amount equal to 90% of the Annualized Nimiq 4 Revenue Contract Amount, provided that the Issuer in good faith reasonably believes that Holdings and its Restricted Subsidiaries will realize revenue in accordance with GAAP in respect of Nimiq 4 during the next Test Period in an amount not less than the Annualized Nimiq 4 Revenue Contract Amount plus the Actual Nimiq 4 Revenue Contract Amount in respect of Nimiq 4 realized during such prior Test Period; plus
     (m) solely for purposes of clause (i)(b) of the fourth paragraph of Section 1010 and clause (12) of Section 1013, in the event of any loss of any Satellite during the applicable Test Period, 90% of the contracted for revenues that would reasonably have been expected to be realized but for such loss for that portion of the period following such loss attributable to such Satellite (less revenue actually realized in respect of such Satellite during such period after such event of loss) so long as insurance for such satellite required to be maintained under this Indenture is maintained in accordance with this Indenture and Holdings or a Restricted Subsidiary has filed a notice of loss with the ap-

plicable insurers and believes in good faith that the insurers will pay funds (and the applicable insurer(s) have not indicated that they will not pay such funds) in amounts that the Issuer reasonably believes will be sufficient to replace such Satellite with a replacement Satellite that generates annual revenues for Holdings and its Restricted Subsidiaries not less than the revenue generated by such replaced Satellite during the four-quarter period ended immediately prior to such event of loss; but such amounts may only be added to Consolidated EBITDA so long as Holdings or the applicable Restricted Subsidiary intends promptly to replace such Satellite and is working reasonably to do so (provided that the amount added to Consolidated EBITDA under this clause (m) shall not exceed $55,000,000 for any Test Period); plus
     (n) solely for purposes of clause (i)(b) of the fourth paragraph of Section 1010 and clause (12) of Section 1013, the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that such net amount shall not exceed $58.9 million;
     (2) decreased by (without duplication):
     (a) any gross profit on sales-type leases included in Consolidated Net Income for such period, except for collections on investments in sales-type leases during such period, to the extent included in Consolidated Net Income for such period; and
     (b) non-cash items increasing Consolidated Net Income of Holdings and the Restricted Subsidiaries for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period; and
     (3) increased or decreased by any net loss or gain resulting from currency exchange risk Hedging Obligations.
          “Consolidated Income Tax Expense” means, with respect to Holdings and the Restricted Subsidiaries for any period, the provision for federal, state, local and foreign taxes based on income or profits (including franchise taxes) payable by Holdings and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
          “Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
     (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount resulting from the issuance of Indebtedness at less than par, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities”), the interest component of Capitalized Lease Obligations and net payments, if any, pursuant to interest rate Hedging Obligations, and excluding amortization of deferred financing fees, any expensing of bridge or other financing fees and any interest under Satellite Purchase Agreements),

     (b) (i) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or any Refunding Capital Stock of such Person made during such period and (ii) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period, and
     (c) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued less
     (d) interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
          “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that:
     (1) any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation costs, new product introductions, one-time compensation charges and the Transactions) shall be excluded,
     (2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,
     (3) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,
     (4) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of Holdings, shall be excluded,
     (5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,
     (6) solely for the purpose of determining the amount of Cumulative Credit, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to Holdings or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,
     (7) effects of adjustments in any line item in such Person’s consolidated financial statements required or permitted by the Financial Accounting Standards Board Statement Nos. 141 and 142 resulting from the application of purchase accounting in relation to the Transactions or any acquisition that is consummated after the Acquisition Closing Date, net of taxes, shall be excluded,
     (8) any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,
     (9) any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statements No. 142 and No. 144 and the amortization of intangibles arising pursuant to No. 141 shall be excluded, and
     (10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees shall be excluded.
          Notwithstanding the foregoing, for the purpose of Section 1010 only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by Holdings and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from Holdings and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by Holdings or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to the definition of the term Cumulative Credit.
          “Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of Holdings and the Restricted Subsidiaries and (2) the aggregate amount of all outstanding Disqualified Stock of Holdings and all preferred stock in the Restricted Subsidiaries, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP.
          For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or preferred stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of Holdings.
          “Consulting Services Agreement” means the Consulting Services Agreement between Loral Space & Communications Inc. and the Issuer as in effect on the Acquisition Closing Date.
          “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases (other than any lease or leases entered into in connection with any Sale Lease-Back Transaction), dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
     (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
     (2) to advance or supply funds:
     (A) for the purchase or payment of any such primary obligation, or
     (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
     (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
          “Continuing Director” shall mean, at any date, an individual (a) who is a member of the Board of Directors of Holdings on the Issue Date, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months, (c) who has been nominated to be a member of such Board of Directors, directly or indirectly, by a Permitted Holder or Persons nominated by a Permitted Holder or (d) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office or a nominating committee in which directors nominated by Permitted Holders form the majority of the members thereof.
          “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Division — Corporate Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).
          “Corporation” includes corporations, associations, companies and business trusts.
          “Covenant Defeasance” has the meaning specified in Section 1303 of this Indenture.
          “Covered Satellite” means any Satellite that is owned or leased by Holdings or any of its Restricted Subsidiaries or for which Holdings or any of its Restricted Subsidiaries otherwise retains the risk of loss.
          “Credit Facilities” means, with respect to Holdings or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or commercial paper facilities with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, including any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 1011).
          “CRTC” shall mean the Canadian Radio-Television and Telecommunications Commission or any successor authority of the Government of Canada substituted therefor.
          “Cumulative Credit” means the sum of (without duplication):
     (1) the aggregate net cash proceeds, and the fair market value of marketable securities or other property other than cash (as determined in good faith by the Board of Directors of Holdings), received by Holdings from the issue or sale (other than to a Restricted Subsidiary) of any class of Equity Interests, including Retired Capital Stock, in Holdings after the Acquisition Closing Date, other than (A) Disqualified Stock, (B) Equity Interests to the extent the net cash proceeds therefrom are applied as provided for in clause (4) of the second paragraph of Section 1010, (C) Refunding Capital Stock and (D) Excluded Contributions; plus
     (2) 100% of any cash and the fair market value of marketable securities or other property other than cash (as determined in good faith by the Board of Directors of Holdings) received by Holdings as a capital contribution from its shareholders subsequent to the Acquisition Closing Date other than any Excluded Contributions; plus
     (3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of Holdings or any Restricted Subsidiary issued after the Acquisition Closing Date (other than any such Indebtedness or Disqualified Stock to the extent issued to a Restricted Subsidiary), which has been converted into or exchanged for Equity Interests in Holdings (other than Disqualified Stock); plus
     (4) cumulative Consolidated EBITDA from and after the first day of the fiscal quarter during which the Acquisition Closing Date occurs, to the end of the fiscal quarter immediately preceding the date of the proposed Restricted Payment, or, if cumulative Consolidated EBITDA for such period is negative, minus the amount by which cumulative Consolidated EBITDA is less than zero; plus
     (5) to the extent not already included in Consolidated EBITDA, 100% of the aggregate net cash proceeds received by Holdings or a Restricted Subsidiary since the Acquisition Closing Date from (A) Investments (other than Permitted Investments or Investments made pursuant to clause (12) of the second paragraph of Section 1010), whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to Holdings or a Restricted Subsidiary) thereof made by Holdings and its Restricted Subsidiaries and (B) cash dividends from, or the sale (other than to Holdings or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary (other than in respect of Unrestricted Subsidiaries designated as such pursuant to clause (12) of the second paragraph of Section 1010); plus
     (6) if any Unrestricted Subsidiary (other than in respect of Unrestricted Subsidiaries designated as such pursuant to clause (12) of the second paragraph of Section 1010) is redesignated as a Restricted Subsidiary, the fair market value of all Investments by Holdings and its Restricted Subsidiaries in such Subsidiary, as determined in good faith by the Board of Directors of Holdings.

          “Cumulative Interest Expense” means, in respect of any Restricted Payment, the sum of the aggregate amount of Consolidated Interest Expense of Holdings and the Restricted Subsidiaries for the period from and after the first day of the fiscal quarter during which the Acquisition Closing Date occurs, to the end of the fiscal quarter immediately preceding the proposed Restricted Payment.
          “Debt to Consolidated EBITDA Ratio” means, with respect to any Person for any period, such Person’s ratio of (1) Consolidated Total Indebtedness as of the date of calculation (the “Determination Date”) to (2) the Consolidated EBITDA for the four full consecutive fiscal quarters immediately preceding such Determination Date for which financial information is available (the “Measurement Period”). In the event that Holdings or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the Measurement Period for which the Debt to Consolidated EBITDA Ratio is being calculated but prior to the Determination Date, then the Debt to Consolidated EBITDA Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock and the application of the net proceeds thereof, as if the same had occurred at the beginning of the applicable four-quarter period.
          For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by Holdings or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Determination Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Debt to Consolidated EBITDA Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.
          For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer or Holdings. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Determination Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer or Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer or Holdings may designate.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          “Defaulted Interest” has the meaning specified in Section 306(b) of this Indenture.
          “Delayed Draw Senior Secured Term Loan B Facility” means the US$150 million Delayed Draw Senior Secured Term Loan B Facility portion of the Senior Credit Facilities.
          “Depositary” means The Depository Trust Company, its nominees and their respective successors.
          “Designated Noncash Consideration” means the fair market value of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Issuer or Holdings, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.
          “Designated Senior Indebtedness” shall mean (1) the Bank Indebtedness, (2) any Indebtedness in respect of the Senior Notes and (3) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, $50.0 million and is specifically designated in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of the Indenture.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
          “DTC” means The Depository Trust Company.
          “EMU” means economic and monetary union as contemplated in the Treaty on European Union.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
          “Equity Offering” means any public or private sale of common stock or preferred stock of Holdings or any of its direct or indirect parent companies (excluding Disqualified Stock), other than
     (1) public offerings with respect to Holdings or any direct or indirect parent company’s common stock registered on Form S-8 (or the equivalent thereof) and
     (2) any public or private sale that constitutes an Excluded Contribution.
          “euro” means the single currency of participating member states of the EMU.

          “Event of Default” has the meaning specified in Section 501 of this Indenture.
          “Event of Loss” has the meaning specified in Section 1007 of this Indenture.
          “Event of Loss Proceeds” means, with respect to any Event of Loss, all Satellite insurance proceeds received by Holdings or any of the Restricted Subsidiaries in connection with such Event of Loss, after
     (1) provision for all income or other taxes measured by or resulting from such Event of Loss,
     (2) payment of all reasonable legal, accounting and other reasonable fees and expenses related to such Event of Loss,
     (3) payment of amounts required to be applied to the repayment of Indebtedness secured by a Lien on the Satellite that is the subject of such Event of Loss,
     (4) provision for payments to Persons who own an interest in the Satellite (including any transponder thereon) in accordance with terms of the agreement(s) governing the ownership of such interest by such Person (other than payments to insurance carriers required to be made based on the future revenues generated from such Satellite), and
     (5) deduction of appropriate amounts to be provided by Holdings or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the Satellite that was the subject of the Event of Loss.
          “Excess Proceeds” has the meaning specified in Section 1018 of this Indenture.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Exchange Notes” has the meaning specified in the first recital of this Indenture. Unless the context otherwise requires, all references to the Exchange Notes shall include 11.0% Senior Exchange Notes Due 2015 issued in exchange for any Additional Notes.
          “Exchange Offer” means the Exchange Offer as defined in the Registration Rights Agreement.
          “Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.
          “Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by Holdings from:
     (1) contributions to its common equity capital, and
     (2) the sale (other than to a Subsidiary of Holdings or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings) of Capital Stock (other than Disqualified Stock) of Holdings, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an executive vice president and the principal financial officer of the Issuer or Holdings on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in the definition of the term “Cumulative Credit”.
          “Excluded Satellites” shall mean (a) the Satellites owned by Holdings and its Restricted Subsidiaries commonly referred to as Skynet EDS, Telesat Anik F1, Nimiq 2 and the transponders for which Holdings or its Restricted Subsidiaries have a right to use on Satmex 5, (b) the Satellites leased by Holdings and its Subsidiaries commonly referred to as Nimiq 3 and Nimiq 4iR, (c) any other Satellite other than a Named Satellite that (i) is not expected or intended, in the good faith determination of the Board of Directors of the Issuer and/or Holdings and evidenced by a Board Resolution delivered to the Trustee, to earn future revenues from the operation of such Satellite in excess of US$25.0 million in any fiscal year and (ii) has a book value of less than $50.0 million, (d) any other Satellite, other than a Named Satellite, with one year or less of in-orbit life remaining (it being understood and agreed that such Satellite shall be deemed to have “in-orbit life” only for so long as it is maintained in station kept orbit) and (e) any other Satellite designated as an Excluded Satellite by the Board of Directors of the Issuer and/or Holdings and evidenced by a Board Resolution delivered to the Trustee if the Board of Directors of the Issuer and/or Holdings determines in good faith that (i)(A) such Satellite’s performance and/or operating status has been adversely affected by anomalies or component exclusions and Holdings and its Restricted Subsidiaries are unlikely to receive insurance proceeds from a future failure thereof or (B) there are systemic failures or anomalies applicable to Satellites of the same model and (ii) Holdings and its Restricted Subsidiaries are unlikely to obtain usual and customary coverage in the satellite insurance market for the Satellite at a premium amount that is, and on other terms and conditions that are, commercially reasonable despite commercially reasonable efforts to obtain such coverage (including efforts to minimize the exclusions and insurance deductibles, subject to usual and customary exclusions consistent with the anomalies and/or operating status of the Satellite).
          “Existing Indebtedness” means Indebtedness of Holdings or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.
          “FCC” means the Federal Communications Commission or any governmental authority in the United States substituted therefor.
          “FCC Licenses” shall mean all authorizations, orders, licenses and permits issued by the FCC to Holdings or any of its Subsidiaries, under which Holdings or any of its Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its transmit only, receive only or transmit and receive earth stations.
          “Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, or the laws of Canada or any province or territory thereof.
          “Funding Guarantor” has the meaning specified in Section 1205 of this Indenture.
          “GAAP” means generally accepted accounting principles in Canada which are in effect on the Issue Date.
          “Governmental Authority” shall mean any federal, state, provincial, local or foreign court or tribunal or governmental agency, authority, instrumentality or regulatory or legislative body.
          “Government Securities” means securities that are:

     (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or
     (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
          “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
          “Guarantee” means the guarantee by any Guarantor of the Co-Issuers’ obligations under the Notes and this Indenture.
          “Guarantor” means Holdings and each Subsidiary that executes a Guarantee.
          “Guarantor Senior Indebtedness” shall mean, with respect to a Guarantor, the following obligations, whether outstanding on the Issue Date or thereafter issued or incurred, without duplication:
     (1) any guarantee of the Bank Indebtedness by such Guarantor and all other guarantees by such Guarantor of Senior Indebtedness of Holdings or any Co-Issuer or Guarantor Senior Indebtedness of any other Guarantor; and
     (2) all obligations consisting of principal of and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of such Guarantor.
          Guarantor Senior Indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Guarantor regardless of whether post-filing interest is allowed in such proceeding.
          Notwithstanding anything to the contrary in the preceding paragraphs of this definition, Guarantor Senior Indebtedness will not include:
     (1) any Indebtedness incurred in violation of the Indenture;
     (2) any obligations of such Guarantor to another Subsidiary or to Holdings or a Co-Issuer;
     (3) any liability for Federal, state, local, provincial, Canadian Federal, foreign or other taxes owed or owing by such Guarantor;

     (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
     (5) any Indebtedness, guarantee or obligation of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of such Guarantor, including, without limitation, any Guarantor Senior Subordinated Indebtedness and Subordinated Indebtedness of such Guarantor; or
     (6) any Equity Interests (including Indebtedness represented by Disqualified Stock).
          “Guarantor Senior Subordinated Indebtedness” shall mean, with respect to a Guarantor, the Obligations of such Guarantor in respect of its Guarantee of the notes and any other Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter incurred or issued) that specifically provides that such Indebtedness is to rank equally in right of payment with the Obligations of such Guarantor in respect of its Guarantee of the notes.
          “Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.
          “Holder” means, at any time, a Person in whose name a note is at such time registered on the Note Registrar’s books.
          “Holding PIK Preferred Stock” means preferred equity securities of Holdings issued on the Acquisition Closing Date to fund a portion of the Transactions, on the terms described under Section 1010 hereof, and additional preferred equity of the same class and series issued as pay-in-kind dividends thereon in accordance with the terms thereof as in effect on the Acquisition Closing Date and preferred equity issued to refinance any of the same in accordance with clause (i)(c) of the last paragraph of Section 1010.
          “incur” has the meaning specified in Section 1011 of this Indenture.
          “incurrence” has the meaning specified in Section 1011 of this Indenture.
          “Indebtedness” means, with respect to any Person,
     (1) any indebtedness (including principal and premium) of such Person, whether or not contingent:
     (a) in respect of borrowed money;
     (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof);
     (c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations) and the present value (discounted at the interest rate borne by the Notes, compounded annually) of total obligations of the lessee for rental payments during the remaining term of the lease included in any Sale and Lease-Back Transaction (including any period for which such lease has been extended)), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business; or
     (d) representing any Hedging Obligations,
if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
     (2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of another Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and
     (3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; provided that the Lien granted on certain transponders pursuant to the APT Security Agreement shall not be deemed to result in any Indebtedness of Holdings or any Restricted Subsidiary;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business; (B) deferred or prepaid revenues; (C) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (D) any obligations to make progress or incentive payments under Satellite Purchase Agreements and Launch Services Agreements, in each case, to the extent not overdue by more than 90 days; and (E) any obligations in respect of the T10R Saleleaseback.
          “Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be part of and govern this instrument and any such supplemental indenture, respectively.
          “Independent Director” means, with respect to the Board of Directors of Holdings, a member of such board who is not an officer, director, employee or appointee of Loral Space & Communications Inc. or its Affiliates (other than Holdings and its Subsidiaries).
          “Industry Canada” shall mean Industry Canada or any successor department of the Government of Canada substituted therefor.
          “Industry Canada Authorizations” shall mean all authorizations, orders, licenses and exemptions issued by Industry Canada to Holdings or any of its Subsidiaries, pursuant to authority under the Radiocommunication Act or the Telecommunications Act, as amended, under which Holdings or any of its Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its transmit only, receive only or transmit and receive earth stations or any ancillary terrestrial communications facilities.
          “Initial Notes” has the meaning stated in the first recital of this Indenture.

          “Initial Purchasers” means Morgan Stanley & Co. Incorporated, UBS Securities LLC, J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. and Jefferies & Company, Inc.
          “In-Orbit Insurance” shall mean, with respect to any Satellite, insurance for risks of loss of and damage to such Satellite attaching upon the expiration of the Launch Insurance therefor and renewing, during the commercial in-orbit service of such Satellite, prior to the expiration of the immediately preceding corresponding In-Orbit Insurance policy, subject to the terms and conditions set forth in this Indenture.
          “In-Orbit Spare Capacity” shall mean the C-band payload of a satellite with in-orbit replacement capacity that:
     (a) is available in the event of a Covered Satellite loss or failure in order to restore C-band service on the Covered Satellite;
     (b) meets or exceeds the contractual performance specifications for the C-band payload being protected; and
     (c) may be provided directly by Holdings or a Restricted Subsidiary or by another satellite operator pursuant to a contractual arrangement;
provided that no Satellite or satellite being used to provide “In-Orbit Spare Capacity” with respect to a Covered Satellite may itself qualify as In-Orbit Spare Capacity.
          “Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.
          “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
          “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Holdings in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 1010,
     (1) “Investments” shall include the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary (other than the deemed designation of The Access Centre LLC and The SpaceConnection, Inc. as Unrestricted Subsidiaries as of the Issue Date in accordance with the last sentence of the definition of “Unrestricted Subsidiary”); provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

     (x) Holdings’ “Investment” in such Subsidiary at the time of such redesignation less
     (y) the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and
     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Holdings.
          “Issue Date” means ___.
          “Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.
          “Launch” shall mean, with respect to any Satellite, the point in time before lift-off of such Satellite at which risk of loss of such Satellite passes to the applicable Satellite Purchaser under the terms of the applicable Satellite Purchase Agreement, unless risk of loss thereunder is to pass to such Satellite Purchaser after lift-off, in which case “Launch” shall mean the intentional ignition of the first stage engines of the launch vehicle that has been integrated with such Satellite.
          “Launch Insurance” shall mean, with respect to any Satellite, insurance for risks of loss of and damage to such Satellite attaching not later than the time of Launch and continuing at least until the successful or unsuccessful attempt to achieve physical separation of such Satellite from the launch vehicle that had been integrated with such Satellite.
          “Launch Services Agreement” shall mean, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and the applicable Launch Services Provider relating to the launch of such Satellite.
          “Launch Services Provider” shall mean, with respect to any Satellite, the provider of launch services for such Satellite pursuant to the terms of the Launch Services Agreement related thereto.
          “Legal Defeasance” has the meaning specified in Section 1302 of this Indenture.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York City or Toronto are authorized or required by law to remain closed.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothec, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code or Personal Property Security Act (or equivalent statutes) of any jurisdiction; provided that in no event shall any lease (other than a Capitalized Lease Obligation) entered into in the ordinary course of business be deemed to constitute a Lien.
          “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          “Material Subsidiary” means, at any date of determination, any Restricted Subsidiary (a) whose total assets at the last day for which financial statements are available were equal to or greater than 2.5% of the consolidated total assets of Holdings and its consolidated subsidiaries at such date or (b) whose gross revenues for the most recently ended four quarter period for which financial statements are available were equal to or greater than 2.5% of the consolidated gross revenues of Holdings and its consolidated subsidiaries for such period.
          “Mezzanine Securities” shall mean junior subordinated promissory notes in the form attached to the Senior Credit Facilities as in effect on the Acquisition Closing Date and as described in the Offering Memorandum under “Related Party Transactions—Transaction Agreements—Consulting Services Agreement.”
          “Minority Investment” shall mean any Person (other than a Subsidiary) in which Holdings or any Restricted Subsidiary owns capital stock or other equity interests.
          “Maturity”, when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.
          “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
          “Named Satellites” shall mean the Satellites commonly referred to as Nimiq 1, Anik F1R, Anik F2, Anik F3, Telstar 11N (following its successful launch and the expiry of its applicable Launch Insurance), Telstar 12, Nimiq 4 (following its successful launch and the expiry of its applicable Launch Insurance) and Nimiq 5 (following its successful launch and the expiry of its applicable Launch Insurance).
          “Nationally Recognized Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.
          “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.
          “Net Proceeds” means the aggregate cash proceeds received by Holdings or any Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Pari Passu Indebtedness required (other than required by clause (1) of the second paragraph of Section 1018) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by Holdings as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Holdings after such sale or other disposition thereof, including, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

          “Nimiq 1” shall mean the A2100 AX (Lockheed Martin) Satellite with an expected end of commercial service life of 2024.
          “Nimiq 2” shall mean the A2100 AX (Lockheed Martin) Satellite with an expected end of commercial service life of 2023.
          “Nimiq 3” shall mean the BSS601 (Boeing) Satellite with an expected end of commercial service life of July 2010.
          “Nimiq 4” shall mean the E-3000 (EADS Astrium) Satellite currently under construction.
          “Nimiq 4iR” shall mean the BSS601 (Boeing) Satellite with an expected end of commercial service life of June 2009.
          “Nimiq 5” shall mean the SS/L 1300 Satellite currently under construction.
          “Non-U.S. Person” means a Person who is not a U.S. Person.
          “Note Register” and “Note Registrar” have the respective meanings specified in Section 304.
          “Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes of this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, any Additional Notes and the Exchange Notes issued in exchange for the Initial Notes and any Additional Notes.
          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
          “Offering Memorandum” shall mean the Offering Memorandum, dated June [ ], 2008, relating to the sale of the Initial Notes.
          “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or Holdings, or if acting in connection with the Co-Issuer, the Co-Issuer.
          “Officers’ Certificate” means a certificate signed by two Officers of the Issuer, Co-Issuer or Holdings, as applicable, one of whom must be the principal executive officer, the principal financial officer, or the principal accounting officer of the Issuer, Co-Issuer or Holdings, as applicable, that meets the requirements set forth in this Indenture and is delivered to the Trustee.
          “Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel to the Issuer or Holdings.
          “Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

     (1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (2) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than Holdings) in trust or set aside and segregated in trust by Holdings (if Holdings shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
     (3) Notes, except to the extent provided in Sections 1302 and 1303, with respect to which Holdings has effected Legal Defeasance or Covenant Defeasance as provided in Article Thirteen; and
     (4) Notes which have been paid pursuant to Section 305 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a Protected Purchaser in whose hands the Notes are valid obligations of Holdings;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.
          “Pari Passu Indebtedness” means Senior Subordinated Indebtedness and Guarantor Senior Subordinated Indebtedness.
          “Paying Agent” means any Person (including the Issuer acting as Paying Agent) authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer.
          “Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Holdings or any of its Restricted Subsidiaries and another Person.
          “Permitted Business” means the business engaged in by Holdings and its Subsidiaries on the Issue Date and businesses that are reasonably related thereto or reasonable extensions thereof.
          “Permitted Debt” has the meaning set forth under Section 1011 of this Indenture.
          “Permitted Holders” means (i) each of Loral Space & Communications Inc., the Public Sector Pension Investment Board, a Canadian Federal Special Act corporation, and MHR Fund Management LLC and their respective Affiliates (other than portfolio companies of any of the same) and members of management of Holdings who are shareholders of Holdings on the Issue Date and (ii) any Specified FSS Operator; provided, that a Rating Decline shall not have occurred in connection with the transaction (including any incurrence of indebtedness used to finance the acquisition thereof) involving such

Specified FSS Operator that would have resulted in a Change of Control (but for this clause (ii)) and provided, further, that the notice referred to in the definition of Rating Decline has been given to each of the Rating Agencies.
          “Permitted Investments” means:
     (a) any Investment in (x) Holdings or any Guarantor or (y) in a Restricted Subsidiary that is not a Guarantor, in the case of this clause (y) in an aggregate amount since the Acquisition Closing Date not to exceed the greater of US$175.0 million and 3.0% of Total Assets;
     (b) any Investment in cash and Cash Equivalents;
     (c) any Investment by Holdings or any Restricted Subsidiary of Holdings in a Person that is engaged in a Similar Business if as a result of such Investment:
     (1) such Person becomes a Restricted Subsidiary, or
     (2) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary;
     (d) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 1018, or any other disposition of assets not constituting an Asset Sale;
     (e) any Investment existing on the Issue Date;
     (f) any Investment acquired by Holdings or any Restricted Subsidiary
     (1) in exchange for any other Investment or accounts receivable held by Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of Holdings or such Restricted Subsidiary of such other Investment or accounts receivable or
     (2) as a result of a foreclosure by Holdings or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (g) Hedging Obligations permitted under clause (j) of the second paragraph of Section 1011;
     (h) Investments the payment for which consists of Equity Interests of Holdings, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided, however, that such Equity Interests shall not increase the amount available for Restricted Payments under the calculation set forth in the definition of the term “Cumulative Credit”;
     (i) guarantees of Indebtedness permitted under Section 1011;
     (j) any transaction to the extent it constitutes an investment that is permitted and made in accordance with the second paragraph of Section 1013 (except transactions described in clauses (2) and (4) of the second paragraph of Section 1013);

     (k) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;
     (l) if no Default or Event of Default has occurred and is continuing, additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l) (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed since the Acquisition Closing Date the greater of US$125.0 million and 2.50% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
     (m) advances to employees not in excess of US$10.0 million outstanding at any one time, in the aggregate;
     (n) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;
     (o) amounts owed by XTAR for which Holdings or its Restricted Subsidiaries has agreed to defer receipt of payment in an aggregate amount since the Acquisition Closing Date not to exceed US$5.0 million; and
     (p) Investments in Subsidiaries of Holdings in Hong Kong not to exceed since the Acquisition Closing Date US$275.0 million plus any Third Party Indemnity Payment in the aggregate at any time outstanding for the purpose of enabling such Subsidiaries to acquire, construct, launch and insure the replacement satellite to the satellite known as Telstar 10, to operate Telstar 10 and such replacement satellite and to pay taxes, provided that while such Investments are outstanding, such Subsidiaries shall not incur or permit to exist any Indebtedness other than the T10R Sale Leaseback and any Capitalized Lease Obligations relating to such replacement satellite.
          “Permitted Junior Securities” shall mean unsecured debt or equity securities of Holdings or any Subsidiary or any direct or indirect parent of Holdings or any successor corporation issued pursuant to a plan of reorganization or readjustment, as applicable, that are subordinated to the payment of all then outstanding Senior Indebtedness at least to the same extent that the notes are subordinated to the payment of all Senior Indebtedness on the Issue Date, so long as to the extent that any Senior Indebtedness outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment.
          “Permitted Liens” means, with respect to any Person:
     (1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

     (2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;
     (3) Liens for taxes, assessments or other governmental charges not yet due or payable or which are being contested in good faith by appropriate proceedings;
     (4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
     (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (6) Liens securing Indebtedness permitted to be incurred pursuant to clause (a), (d) or (m) of the definition of Permitted Debt; provided that in the case of such clause (d) or (m) such Liens shall not extend to any assets other than the specified asset being financed (and insurance proceeds related thereto) and additions and improvements thereon;
     (7) Liens existing on the Issue Date;
     (8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary;
     (9) Liens on property at the time Holdings or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into Holdings or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary;
     (10) Liens placed upon the capital stock of any Restricted Subsidiary acquired in an acquisition or similar transaction permitted by this Indenture to secure Indebtedness incurred pursuant to clause (o)(y) of the definition of “Permitted Debt” and/or Liens placed upon the assets of any such Restricted Subsidiary so acquired to secure a guarantee by such Restricted Subsidiary of any such Indebtedness of Holdings or any other Restricted Subsidiary;
     (11) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary permitted to be incurred in accordance with Section 1011 hereof;

     (12) Liens securing Hedging Obligations (including Liens in favor of a counterparty to a swap or similar agreement on Holdings’ or any Restricted Subsidiary’s rights under such agreement) and Cash Management Services, in each case so long as the related Indebtedness is permitted to be incurred under this Indenture;
     (13) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (14) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Holdings or any of the Restricted Subsidiaries;
     (15) Liens arising from Uniform Commercial Code or Personal Property Security Act financing statement filings regarding operating leases entered into by Holdings and its Restricted Subsidiaries in the ordinary course of business;
     (16) Liens (including Liens in connection with Sale and Lease-Back Transactions) in favor of Holdings or any Guarantor;
     (17) Liens on equipment of Holdings or any Restricted Subsidiary granted in the ordinary course of business to a client of Holdings or a Restricted Subsidiary at which such equipment is located;
     (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11), (12) and (16); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11), (12) and (16) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
     (19) deposits made in the ordinary course of business to secure liability to insurance carriers;
     (20) reservations, limitations, provisos and conditions expressed in any original grant from the Canadian Crown or other grants of real or immovable property, or interests therein;
     (21) the right reserved to or vested in any governmental authority by the terms of any lease, license, franchise, grant or permit acquired by Holdings or any of its Restricted Subsidiaries or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;
     (22) security given to a public utility or any governmental authority when required by such utility or authority in connection with the operations of Holdings or any of its Restricted Subsidiaries in the ordinary course of its business;

     (23) subdivision agreements, site plan control agreements, development agreements, servicing agreements, cost sharing, reciprocal and other similar agreements with municipal and other governmental authorities affecting the development, servicing or use of a property, provided the same are complied with in all material respects;
     (24) facility cost sharing, servicing, reciprocal or other similar agreements related to the use and/or operation of a property in the ordinary course of business, provided the same are complied with in all material respects;
     (25) Liens in favor of customers on Satellites or portions thereof (including insurance proceeds relating thereto) or the satellite construction or acquisition agreement being relating thereto in the event such Satellites or portions thereof are being constructed or acquired at the request of one or more customers to secure repayment of such deposits and related amounts;
     (26) restrictions in condosat agreements relating to transponders that restrict sales, dispositions, leases or security interests on satellites to any third party purchaser, lessee or secured party unless such purchaser or lessee of such satellite agrees to (or, in the case of a security interest in such satellite, the secured party agrees pursuant to a non-disturbance agreement that in connection with the enforcement of any such security interest or the realization upon any such security interest, such secured party agrees that, prior to or concurrently with the transfer becoming effective, the person to whom the satellite bus shall be transferred shall agree that such transferee shall) be subject to the terms of the applicable condosat agreement and provided that Holdings and/or the applicable Restricted Subsidiaries shall have used their commercially reasonable efforts in negotiating such condosat agreements so that such agreements do not contain such restrictions;
     (27) deemed trusts created by operation of law in respect of amounts which are (i) not yet due and payable, (ii) immaterial, (iii) being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (iv) have not been paid due to inadvertence after exercising due diligence;
     (28) Liens in respect of Sale and Lease-Back Transactions permitted by the “Limitation on Sale and Lease-Back Transactions” covenant with respect to assets with a fair market value of not more than US$325.0 in the aggregate; and
     (29) other Liens so long as the aggregate principal amount of the obligations so secured does not exceed US$75.0 million at any one time outstanding.
          For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.
          “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Personal Property Security Act” means the Personal Property Security Act (Ontario) and any successor or replacement legislation thereto.
          “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 305 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.
          “preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
          “Protected Purchaser” has the meaning specified in Section 305 of this Indenture.
          “Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of Holdings in good faith.
          “Rating Agency” mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes (or the applicable security) publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (in the case of the Notes, as certified by a Board Resolution) which shall be substituted for Moody’s or S&P or both, as the case may be.
          “Rating Decline” means the occurrence on any date from and after the date of the public notice by Holdings, the Issuer or another Person seeking to effect a transaction that would be a Change in Control (but for clause (ii) of the definition of Permitted Holders) or an arrangement that, in the good faith judgment of the Issuer, would be expected to result in a Change of Control (but for clause (ii) of the definition of Permitted Holders) until the end of the 30-day period following such public notice or the abandonment of the proposed transaction (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency) of: (1) a decline in the rating of the Notes by any Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or — for S&P or 1, 2 and 3 for Moody’s) or of the credit outlook with respect thereto from such Rating Agency’s rating of the Notes; or (2) withdrawal by any Rating Agency of such Rating Agency’s rating of the Notes.
          “Redemption Date”, when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
          “Refinancing Indebtedness” has the meaning specified in Section 1011 of this Indenture.
          “Refunding Capital Stock” has the meaning specified in Section 1010 of this Indenture.
          “Registration Rights Agreement” means (i) the Registration Rights Agreement related to the Notes dated as of the Issue Date, among the Co-Issuers, the Guarantors and the Initial Purchasers and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering by the Co-Issuers after the Issue Date.
          “Regular Record Date” has the meaning specified in Section 301 of this Indenture.
          “Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by Holdings or a Restricted Subsidiary in exchange for assets transferred by Holdings or a Restricted Subsidiary shall not be deemed to be Related

Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
          “Representative” shall mean any trustee, agent or representative (if any) of an issue of Senior Indebtedness; provided that when used in connection with the Senior Secured Credit Facilities or the Senior Notes, the term “Representative” shall refer to the applicable administrative agent or trustee, as applicable, thereunder.
          “Responsible Officer”, when used with respect to the Trustee, any officer assigned to the Corporate Trust Division — Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 601(c)(2) and Section 602 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Payments” has the meaning specified in Section 1010 of this Indenture.
          “Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Holdings (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.
          “Retired Capital Stock” has the meaning specified in Section 1010 of this Indenture.
          “Relevant Taxing Jurisdiction” has the meaning specified in Section 1023 of this Indenture.
          “S&P” means Standard and Poor’s, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.
          “Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by Holdings or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Holdings or such Restricted Subsidiary to such Person in contemplation of such leasing.
          “Satellite” means any satellite owned by, leased to or for which a contract to purchase has been entered into by, Holdings or any of its Subsidiaries, whether such satellite is in the process of manufacture, has been delivered for launch or is in orbit (whether or not in operational service).
          “Satellite Construction and Acquisition” means the construction, acquisition and installation with respect to up to four new Satellites since the Acquisition Closing Date (including replacements of existing Satellites), which, without limitation, may include Satellites acquired pursuant to “condosat” transactions.
          “Satellite Manufacturer” means, with respect to any Satellite, the prime contractor and manufacturer of such Satellite.
          “Satellite Purchase Agreement” means, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and either (i) the applicable Satellite Manufacturer relating to the manufacture, testing and delivery of such Satellite or (ii) the applicable seller relating to the purchase and sale of such Satellite.
          “Satellite Purchaser” means Holdings or Restricted Subsidiary that is a party to a Satellite Purchase Agreement or Launch Services Agreement, as the case may be.
          “Satmex 5” shall mean the BSS601 HP (Boeing Satellite Systems) known as Satmex 5 on which Holdings or its Restricted Subsidiaries have a right to use transponders.
          “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
          “Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.
          “Senior Bridge Loan Agreement” means that Senior Bridge Loan Agreement, dated as of the Acquisition Closing Date, among Holdings, the Issuer, the guarantors named therein, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent, UBS Securities LLC, as syndication agent, the other agents and arrangers party thereto, including the guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements thereof.
          “Senior Credit Facilities” means the Credit Agreement, dated as of the Acquisition Closing Date, among Holdings, the Restricted Subsidiaries, the lenders party thereto in their capacities as lenders thereunder, Morgan Stanley Senior Funding, Inc., as Administrative Agent, UBS Securities LLC, as Syndication Agent, and JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and Citibank, N.A., Canadian Branch, as Co-Documentation Agents, and the other arrangers and agents set forth therein, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 1011).
          “Senior Indebtedness” shall mean, whether outstanding on the Issue Date or thereafter issued, created, incurred or assumed, all amounts payable by any Co-Issuer under or in respect of Indebtedness of such Co-Issuer, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Co-Issuer at the rate specified in the documentation with respect thereto whether or not a claim for post-filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:
          (1) any Indebtedness incurred in violation of the Indenture;
          (2) any obligation of such Co-Issuer to any Subsidiary, another Co-Issuer or to Holdings;

          (3) any liability for Federal, state, local, provincial, Canadian Federal, foreign or other taxes owed or owing by such Co-Issuer;
          (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
          (5) any Indebtedness, guarantee or obligation of such Co-Issuer that is expressly subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of such Co-Issuer, including, without limitation, any Senior Subordinated Indebtedness and any Subordinated Indebtedness; or
          (6) any Equity Interests (including Indebtedness represented by Disqualified Stock).
          “Senior Indenture” means the Indenture dated as of the Issue Date as described in the Offering Memorandum under “Description of the Senior Notes”, and any amendments or supplements thereto.
          “Senior Notes” means the senior notes issued on the Issue Date under the Senior Indenture.
          “Senior Obligation” shall mean any Obligation in respect of Senior Indebtedness.
          “Senior Subordinated Indebtedness” shall mean the Obligations in respect of the Notes and any other Indebtedness of any Co-Issuer that specifically provides that such Indebtedness is to rank equally with the Obligations in respect of the Notes in right of payment.
          “Shelf Registration Statement” means the shelf registration statement as defined in the Registration Rights Agreement.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-002 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.
          “Similar Business” means any business conducted or proposed to be conducted by Holdings and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.
          “Skynet” means Loral Skynet Corporation, a Delaware corporation.
          “Skynet Contribution Documents” shall mean the Asset Transfer Agreement, Asset Purchase Agreement and the Ancillary Agreement, collectively.
          “Special Interest” means additional interest or other similar liquidated damages (however designated) due under a Registration Rights Agreement.
          “Specified FSS Operators” means each of Intelsat, Ltd., SES Global and Eutelsat Communications and any successor entities of each of the foregoing.
          “Special Interest” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

          “Special Interest Notice” has the meaning specified in Section 1019 hereof.
          “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 306.
          “SSL” means Space Systems/Loral, Inc., a Delaware corporation, and any of its successors.
          “Stated Maturity”, when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Notes as the fixed date on which the principal of such Notes or such installment of principal or interest is due and payable.
          “Subordinated Indebtedness” means:
     (a) with respect to any Co-Issuer, any Indebtedness of such Co-Issuer which is by its terms subordinated in right of payment to the Notes, and
     (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor.
          “Subsidiary” means, with respect to any Person,
     (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and
     (2) any partnership, joint venture, limited liability company or similar entity of which:
     (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and
     (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
          “Successor Company” has the meaning specified in Section 801 of this Indenture.
          “Successor Person” has the meaning specified in Section 802 of this Indenture.
          “Tax” shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).
          “Taxing Authority” shall mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

          “Telesat Anik F1” shall mean the BSS702 (Boeing) Satellite with an expected end of commercial service life of 2013.
          “Telesat Headquarters Sale” means the sale by Holdings or a Restricted Subsidiary, and the lease by Holdings or a Restricted Subsidiary, each on terms that are fair to Holdings and its Restricted Subsidiaries, of the corporate headquarters building of the Issuer located at 1601 Telesat Court, Gloucester, Ontario K1B 5P4.
          “The Access Centre LLC” means The Access Centre LLC, a limited liability company organized under the laws of Florida, and its successors.
          “The SpaceConnection, Inc.” means The SpaceConnection, Inc., a Nevada corporation, and its successors.
          “Third Party Indemnity Payment” means indemnity payments to Holdings or any of its Restricted Subsidiaries by third parties in relation to taxes of Subsidiaries of Holdings in Hong Kong.
          “Third Party Launch Liability Insurance” means insurance for legal liability for property loss or damage and bodily injury caused by any Satellite or the launch vehicle used to launch such Satellite and procured by the Launch Services Provider with respect to such Satellite in accordance with the terms of the related Launch Services Agreement.
          “Total Assets” means the total assets of Holdings and the Restricted Subsidiaries, as shown on the most recent balance sheet of Holdings and its Restricted Subsidiaries provided to the Trustee and Holders.
          “Transaction Documents” means the Acquisition Documents and the Skynet Contribution Documents.
          “Transaction Expenses” means any fees and expenses incurred or paid by Holdings or its Subsidiaries in connection with the Transactions (it being understood that the “true-up payments” contemplated by the Ancillary Agreement are not included in such amounts).
          “Transactions” means the transactions contemplated by the Transaction Documents and the financing transactions in connection therewith as described in the Offering Memorandum under the heading “The Transactions”.
          “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the First Call Date; provided, however, that if the period from the redemption date to the First Call Date, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
          “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.
          “Trustee” means The Bank of New York, a New York banking corporation, until a successor replaces it and, thereafter, means the successor.

          “T10R Sale Leaseback” shall mean a Sale and Lease-back Transaction relating to the replacement satellite to Telstar 10 pursuant to Sections 9.9 and 9.10 of that certain Lease Agreement dated August 18, 1999 by and between LAPS(HK) and APT Satellite Company Limited as described in the Offering Memorandum under “Our Business—In Orbit Satellites—In Orbit Owned Satellites—Telstar 10.”
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “Unrestricted Subsidiary” means:
     (1) any Subsidiary of Holdings (other than any Co-Issuer and Intermediate Holdco which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of Holdings, as provided below), and
     (2) any Subsidiary of an Unrestricted Subsidiary.
          The Board of Directors of Holdings may designate any Subsidiary of Holdings (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any lien on, any property of, Holdings, the Issuer or any of their Subsidiaries (other than any Subsidiary of the Subsidiary to be so designated), provided that
     (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by Holdings,
     (b) such designation complies with Section 1010, and
     (c) each of
     (1) the Subsidiary to be so designated and
     (2) its Subsidiaries
has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any Restricted Subsidiary.
          The Board of Directors of Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (1) immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and (2) the Company could incur at least US$1.00 of additional Indebtedness pursuant to the Debt to Consolidated EBITDA Ratio test described under Section 1011(a).
          Any such designation by the Board of Directors of Holdings shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

          Holdings shall be deemed to have designated, in compliance with this definition, The Access Centre LLC and The SpaceConnection, Inc. as Unrestricted Subsidiaries as of the Issue Date.
          “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
          “Vice President”, when used with respect to the Issuer, Holdings or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person, provided, however, that with respect to Holdings, the term “Voting Stock” shall not include preferred shares of Holdings which have a nominal dividend and return of capital and vote only for the election of directors, for so long as such shares are held and voted by directors nominated by a committee consisting of Continuing Directors or by Public Sector Pension Investment Board or by Loral Space & Communications Inc.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing:
     (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by
          (2) the sum of all such payments.
          “Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary that is a direct or indirect Wholly-Owned Subsidiary of Holdings.
          “Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
          SECTION 103. Compliance Certificates and Opinions. Upon any application or request by the Co-Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Co-Issuers shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
          SECTION 104. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an officer of Holdings, the Issuer or Co-Issuer, as the case may be, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of Holdings, the Issuer or Co-Issuer, as the case may be, stating that the information with respect to such factual matters is in the possession of Holdings, the Issuer or Co-Issuer, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
          SECTION 105. Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
          (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.
          (d) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Co-Issuers or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.
          SECTION 106. Notices, Etc., to Trustee, Company, Any Guarantor and Agent. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or by the Co-Issuers or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at The Bank of New York, 101 Barclay Street, 8W, New York, New York, 10286, Attention: Corporate Trust Division — Corporate Finance Unit; or
     (2) any of the Co-Issuers or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Issuer addressed to it at the address of its principal office specified in the first paragraph, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Issuer or such Guarantor.
          The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of either of the Co-Issuers or any Guarantor. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Co-Issuers or any Guarantor; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by either of the Co-Issuers or any Guarantor as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
          SECTION 107. Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Co-Issuers or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication shall be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing.
          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.
          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          SECTION 108. Effect of Headings and Table of Contents. The Article and Section headings herein, the Table of Contents and the reconciliation and tie between the TIA and this Indenture are for convenience of reference only, are not intended to be considered a part hereof and shall not affect the construction hereof.
          SECTION 109. Successors and Assigns. All agreements of each of the Co-Issuers in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 1208 hereof.
          SECTION 110. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 111. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.
          SECTION 112. Governing Law. This Indenture, the Notes and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of an Indenture qualified under the TIA and shall, to the extent applicable, be governed by such provisions.
          SECTION 113. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for purposes of such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.
          SECTION 114. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Issuer, the Co-Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation to the extent permitted by applicable law. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
          SECTION 115. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control as if this Indenture were qualified under the TIA. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.
          SECTION 116. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument. One signed copy is enough to prove this Indenture.
          SECTION 117. Regulatory Matters. In connection with the exercise of remedies after the occurrence of an Event of Default, the Holders and the Trustee agree that they will not take any action under this Indenture or the Notes which would cause the Issuer to breach the “Canadian ownership and control rules” established under Section 16 of the Telecommunications Act (Canada), as amended from time to time. The Issuer agrees to take any action which any Holder or the Trustee may reasonably request in order to obtain from the FCC, U.S. Department of Justice, Industry Canada, CRTC or any other applicable Governmental Authority such approval as may be necessary to enable the Holders and the Trustee to exercise the full rights and benefits granted to them pursuant to this Indenture.
          Notwithstanding anything herein or the Notes to the contrary, prior to the occurrence of an Event of Default and the consent of the FCC, U.S. Department of Justice, Industry Canada, CRTC and of any other applicable Governmental Authority to the assignment or transfer of control of FCC Licenses, Industry Canada Authorizations, CRTC approvals or other governmental permits, licenses, or other authorizations, this Indenture, and the transactions contemplated hereby and thereby do not and will not constitute, create, or have the effect of constituting or creating directly or indirectly, actual or practical ownership of any FCC Licenses, Industry Canada Authorizations, CRTC approvals or other governmental permits, licenses or other authorizations by the Holders or the Trustee or control, affirmative or negative, direct or indirect, by Holders or the Trustee over the management or any other aspect of the operation of any FCC Licenses, Industry Canada Authorizations, CRTC approvals or other governmental permits, licenses, or other authorizations.
          SECTION 118. Agent for Service; Submission to Jurisdictions; Waiver of Immunities; Waiver of Jury Trial. By the execution and delivery of this Indenture, each of the Issuer, Co-Issuer and each Guarantor (i) acknowledges that it has irrevocably designated and appointed CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011 as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Notes, the Guarantees or this Indenture that may be instituted in any federal or New York state court located in The Borough of Manhattan, The City of New York, or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), (ii) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Issuer (mailed or delivered to the Issuer in accordance with Section 106, attention: General Counsel, at its principal office at 1601 Telesat Court, Gloucester, Ontario, Canada, K1B5P4, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Issuer, Co-Issuer and each Guarantors each further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect.
          To the extent that any of the Issuer, Co-Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Note or Guarantees, as applicable, to the extent permitted by law.
          Each of the Issuer, Co-Issuer and each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any obligation that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto. Each of the Issuer, Co-Issuer and each Guarantor irrevocably waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action, suit or proceeding in any such court.
          EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.
          SECTION 119. Conversion of Currency.
          (a) Each of the Issuer, Co-Issuer and each Guarantor covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes, Guarantees and this Indenture:
     (i) If for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due or contingently due in any other currency under the Notes of any series and this Indenture (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which a final judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine.
     (ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment referred to in (i) above is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer, Co-Issuer and Guarantors, as applicable, shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.
          (b) In the event of the winding-up of any of the Issuer, Co-Issuer or Guarantors at any time while any amount or damages owing under the Notes, Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Co-Issuers and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in the Base Currency due or contingently due under the Notes, Guarantees and this Indenture (other than under this subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b) the final date for the filing of proofs of claim in the winding-up of any of the Issuer, Co-Issuer or Guarantors shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer, Co-Issuer or Guarantors, as applicable may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.
          (c) The obligations contained in subsections (a)(ii) and (b) of this Section 119 shall constitute separate and independent obligations of the each of the Issuer, Co-Issuer and each Guarantor from its other obligations under the Notes, Guarantees and this Indenture, shall give rise to separate and independent causes of action against the Issuer, Co-Issuer or Guarantors, as applicable, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer, Co-Issuer or Guarantors, as applicable, for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer, Co-Issuer or Guarantors, as applicable or its liquidator. In the case of subsection (b) above, the amount of such deficiency shall not be deemed to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.
          The term “rate(s) of exchange” shall mean the rate of exchange quoted by a Canadian chartered bank as may be designated in writing by the Issuer to the Trustee from time to time, at its central foreign exchange desk in its main office in Toronto at 12:00 noon (Toronto time) on the relevant date for purchases of the Base Currency with the Judgment Currency and includes any premiums and costs of exchange payable.
ARTICLE TWO
NOTE FORMS
          SECTION 201. Form and Dating. Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Rule 144A / Regulation S / IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Co-Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer). Each Note shall be dated the date of its authentication. The terms of the Note set forth in the Appendix and Exhibit A are part of the terms of this Indenture.
          SECTION 202. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Co-Issuers by any two Officers of each Co-Issuer. The signature of any Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.
          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Co-Issuers shall bind the Co-Issuers, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
          At any time and from time to time after the execution and delivery of this Indenture, the Co-Issuers may deliver Notes executed by the Co-Issuers to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.
          On the Issue Date, the Co-Issuers shall deliver the Initial Notes in the aggregate principal amount of US$217,175,000 executed by the Co-Issuers to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Notes and an Officers’ Certificate and Opinion of Counsel certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Co-Issuers may deliver Additional Notes executed by the Co-Issuers to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and an Officers’ Certificate and Opinion of Counsel certifying that the issuance of such Additional Notes is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Notes. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed US$217,175,000 plus the aggregate principal amount of any Additional Notes issued; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes and any Additional Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement and a Company Order for the authentication and delivery of such Exchange Notes and an Officers’ Certificate and Opinion of Counsel certifying that all conditions precedent to the issuance of such Exchange Notes are complied with (including the effectiveness of the Exchange Offer Registration Statement related thereto). In each case, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel of the Co-Issuers in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.
          Each Note shall be dated the date of its authentication.
          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case any of the Co-Issuers or any Guarantor, pursuant to Article Eight of this Indenture, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which such Co-Issuer or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article Eight of this Indenture, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.
ARTICLE THREE
THE NOTES
          SECTION 301. Title and Terms. The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however, that any Additional Notes issued under this Indenture are issued in accordance with Sections 202 and 1011 hereof, as part of the same series as the Initial Notes.
          The Notes shall be known and designated as the “12.5% Senior Subordinated Notes Due 2017” of the Co-Issuers. The Stated Maturity of the Notes shall be November 1, 2017, and the Notes shall bear interest at the rate of 12.5% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on May 1 and November 1 in each year beginning November 1, 2008, and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on April 15 and October 15 immediately preceding such Interest Payment Date (each, a “Regular Record Date”).
          The principal of (and premium, if any), interest and Special Interest, if any, on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose in The City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest and Special Interest, if any, with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York shall be the office of the Trustee maintained for such purpose.
          Holders shall have the right to require the Co-Issuers to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to Section 1017. The Notes shall be subject to repurchase pursuant to an Offer to Purchase as provided in Section 1018.
          The Notes shall be redeemable as provided in Article Eleven.

          The due and punctual payment of principal of, premium, if any, and interest on the Notes payable by the Issuer is irrevocably unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.
          SECTION 302. Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.
          SECTION 303. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.
          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.
          SECTION 304. Registration, Registration of Transfer and Exchange. The Co-Issuers shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Co-Issuers shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.
          Upon surrender for registration of transfer of any Note at the office or agency of the Co-Issuers designated pursuant to Section 1002, the Co-Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.
          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Co-Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the SEC, the Trustee shall have received an Officers’ Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the SEC and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.
          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Co-Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by either of the Co-Issuers or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Co-Issuers and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Co-Issuers may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 202, 303, 906, 1017, 1018, or 1108 not involving any transfer.
          SECTION 305. Mutilated, Destroyed, Lost and Stolen Notes. If (1) any mutilated Note is surrendered to the Trustee, or (2) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a Protected Purchaser (as defined in Section 8-303 of the Uniform Commercial Code) (a “Protected Purchaser”), the Issuer shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.
          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Co-Issuers in their discretion may, instead of issuing a new Note, pay such Note.
          Upon the issuance of any new Note under this Section, the Co-Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuers and each Guarantor, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
          SECTION 306. Payment of Interest; Interest Rights Preserved.
          (a) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Co-Issuers maintained for such purpose pursuant to Section 1002; provided, however, that, subject to Section 301 hereof, each installment of interest may at the Co-Issuers’ option be paid by (1) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 307, to the address of such Person as it appears in the Note Register or (2) transfer to an account located in the United States maintained by the payee.

          (b) Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate of 2.0% per annum in excess of the interest rate applicable to the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Co-Issuers, at their election in each case, as provided in clause (1) or (2) below:
     (1) The Co-Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Co-Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Co-Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date, and in the name and at the expense of the Co-Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 107, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Co-Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Co-Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
          (c) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
          (d) Criminal Interest Rate/Interest Act (Canada).
     (i) For the purposes of the Interest Act (Canada), whenever any interest is calculated on the basis of a period of time other than a year of 365 or 366 days, as applicable, the annual rate of interest to which each rate of interest utilized pursuant to such calculation is equivalent to such rate so utilized multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used in such calculation. For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest will not apply to any interest calculation under the Indenture or the Notes, and the rates of interest stipulated in this Indenture or the Notes are intended to be nominal rates and not effective rates or yields.
     (ii) If any provision of this Indenture or any of the Notes would obligate the Co-Issuers to make any payment of interest or other amount payable to any Holder under any of the Notes in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Holder of interest at a criminal rate (as construed under the Criminal Code (Canada)), then notwithstanding that provision, that amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or result in a receipt by that Holder of interest at a criminal rate, the adjustment to be effected, to the extent necessary, (A) first, by reducing the amount or rate of interest required to be paid to the affected Holder under this Section 306 (d) and (b) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Holder which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).
     (iii) Notwithstanding clause (ii) above, and after giving effect to all adjustments contemplated thereby, if any Holder shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then the Co-Issuers shall be entitled, by notice in writing to the affected Holder, to obtain reimbursement from that Holder in an amount equal to that excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by that Holder to the Co-Issuers.
     (iv) Any amount or rate of interest referred to in this Section 306 (d) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term of this Indenture and the Notes on the assumption that any charges, fees, or expenses that fall within the meaning of interest (as defined in the Criminal Code (Canada)) shall be prorated over that period of time and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Trustee shall be conclusive for the purposes of that determination.
          SECTION 307. Persons Deemed Owners. Prior to the due presentment of a Note for registration of transfer, the Co-Issuers, any Guarantor, the Trustee and any agent of either of the Co-Issuers or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 304 and 306) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Co-Issuers, the Trustee or any agent of either of the Co-Issuers or the Trustee shall be affected by notice to the contrary.
          SECTION 308. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Co-Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Co-Issuers have not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If any of the Co-Issuers shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Co-Issuers shall direct that cancelled Notes be returned to it.
          SECTION 309. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 310. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Note Registrar or a co-registrar with a request to register a transfer, the Note Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Note Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Note Registrar shall make the exchange as requested if the same requirements are met.
          SECTION 311. CUSIP Numbers. The Co-Issuers in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP” numbers, ISINs and “Common Code” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers, ISINs and “Common Code” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers, ISINs and “Common Code” numbers applicable to the Notes.
          SECTION 312. Issuance of Additional Notes. The Co-Issuers may, subject to Section 1011 of this Indenture, issue additional Notes having identical terms and conditions to the Initial Notes issued on the Issue Date (the “Additional Notes”); provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code. The Initial Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture. Exchange Notes issued in exchange for Initial Notes issued on the Issue Date and Exchange Notes issued for any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.
ARTICLE FOUR
SATISFACTION AND DISCHARGE
          SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request and at the Company’s expense cease to be of further effect (except as set forth in the last paragraph of this Section and as to surviving rights of registration of transfer or exchange of Notes which shall survive until all Notes have been cancelled expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:
          (1) either
     (A) all Notes heretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 305 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or
     (B) all such Notes not theretofore delivered to the Trustee for cancellation

     (i) have become due and payable by reason of the making of a notice of redemption pursuant to Section 1105 or otherwise, or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Co-Issuers, and the Co-Issuers or any Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (2) no Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities any other material agreement or instrument (other than this Indenture) to which each of the Co-Issuers or any Guarantor is a party or by which the Issuer, the Co-Issuer or any Guarantor is bound;
     (3) the Co-Issuers have paid or caused to be paid all sums payable by it under this Indenture;
     (4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and
     (5) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been complied with.
          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Co-Issuers to the Trustee under Section 607, the obligations of the Issuer to any Authenticating Agent under Section 612 and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.
          SECTION 402. Application of Trust Money. Subject to the provisions of the last paragraph of Section 1003, all money or Government Securities deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or Government Securities has been deposited with the Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.

          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s, the Co-Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 401; provided that if the Co-Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Co-Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE FIVE
REMEDIES
          SECTION 501. Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under this Indenture (whether or not such payment is prohibited by the subordination provisions of this Indenture);
     (2) default for 30 days or more in the payment when due of interest (including Special Interest) or Additional Amounts on or with respect to the Notes issued under this Indenture (whether or not such payment is prohibited by the subordination provisions of this Indenture);
     (3) failure by the Issuer to comply with its obligations under Section 801;
     (4) failure by the Issuer, the Co-Issuer or any Guarantor for 45 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding and issued under this Indenture to comply with any of its obligations, covenants or other agreements (other than a default referred to in clauses (1), (2) or (3) above) contained in this Indenture or the Notes;
     (5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness by Holdings or any Restricted Subsidiary or the payment of which is guaranteed by Holdings or any Restricted Subsidiary, other than Indebtedness owed to Holdings or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if
     (A) such default either
     (i) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or
     (ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity;

     (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate US$50.0 million or more at any one time outstanding; and
     (C) in the case of the occurrence of a default described in (A)(ii) above, such default results in (x) the acceleration of such Indebtedness prior to the final maturity thereof or (y) the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness;
     (6) failure by Holdings or any Significant Subsidiary to pay final judgments aggregating in excess of US$50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
     (7) any of the following events with respect to Holdings or any Significant Subsidiary:
     (A) Holdings or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law
     (i) commences a voluntary case;
     (ii) consents to the entry of an order for relief against it in an involuntary case;
     (iii) consents to the appointment of a custodian of it or for any substantial part of its property;
     (iv) takes any comparable action under any foreign laws relating to insolvency; or
     (B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company or any Significant Subsidiary in an involuntary case;
     (ii) appoints a custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or
     (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary;
          and the order or decree remains unstayed and in effect for 60 days; or
     (8) the Guarantee of Holdings or any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of Hold-

ings or any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture.
          SECTION 502. Acceleration of Maturity; Rescission and Annulment.
          (a) If any Event of Default (other than an Event of Default specified in Section 501(7) above) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes issued under this Indenture may declare (an “acceleration declaration”) the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders; provided, however, that so long as any Designated Senior Indebtedness is outstanding, no such acceleration shall be effective until the earlier to occur of (x) five Business Days following delivery of a written notice of such acceleration to the Issuer and each Representative (to the extent designated as such in writing to the Trustee prior to the occurrence of such Event of Default) of Designated Senior Indebtedness and (y) the acceleration of all such Designated Senior Indebtedness. In the event of any such acceleration declaration of the notes because an Event of Default described in clause (5) above has occurred and is continuing, the acceleration declaration shall be automatically annulled if the payment default or other default triggering such Event of Default pursuant to clause (5) above shall be remedied or cured by Holdings or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the acceleration declaration with respect thereto and if (a) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.
          (b) Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 501(7) above occurs and is continuing, then the principal amount of all Outstanding Notes shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder.
          (c) At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:
          (1) the Co-Issuers have paid or deposited with the Trustee a sum sufficient to pay:
     (A) all overdue interest on all Outstanding Notes,
     (B) all unpaid principal of (and premium, and Special Interest, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,
     (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and
     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

     (2) Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513, no such rescission shall affect any subsequent default or impair any right consequent thereon.
     The Issuer must promptly notify the Representative of the Designated Senior Indebtedness if payment of the Notes is accelerated beacuse of an Event of Default.
          SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Co-Issuers covenant that if:
     (1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or
     (2) default is made in the payment of the principal of (or premium, or Special Interest, if any, on) any Note at the Maturity thereof, the Co-Issuers will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          If the Co-Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Co-Issuers, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Co-Issuers, any Guarantor or any other obligor upon the Notes, wherever situated.
          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including seeking recourse against any Guarantor.
          SECTION 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative the Co-Issuers or any other obligor including any Guarantor, upon the Notes or the property of either of the Co-Issuers or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Co-Issuers for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.
          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          SECTION 505. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
          SECTION 506. Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article and any money or other property distributable in respect of obligations of the Co-Issuers under this Indenture after the occurrence of an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 607;
     SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and
     THIRD: The balance, if any, to the Co-Issuers or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.
          SECTION 507. Limitation on Suits. No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

     (2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;
     (3) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;
     (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
     (5) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period, it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
          SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 306) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.
          SECTION 509. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Co-Issuers, Holdings, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
          SECTION 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 305, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          SECTION 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512. Control by Holders. The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:
     (1) such direction shall not be in conflict with any rule of law or with this Indenture,
     (2) subject to Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
     (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.
          SECTION 513. Waiver of Past Defaults. Subject to Sections 508 and 902, the Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all such Notes waive any past Default hereunder and its consequences, except a continuing Default or Event of Default (1) in respect of the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.
          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
          SECTION 514. Waiver of Stay or Extension Laws. Each of the Co-Issuers, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Co-Issuers, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SIX
THE TRUSTEE
          SECTION 601. Duties of the Trustee.
          (a) Except during the continuance of an Event of Default,
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof or any conclusions therein.
          (b) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Event of Default shall have been given to a Responsible Officer of the Trustee by the Issuer, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
     (1) this paragraph (c) shall not be construed to limit the effect of paragraphs (a) or (d) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
          SECTION 602. Notice of Defaults. Within 30 days after the receipt from the Issuer of notice of the occurrence of any Default or Event of Default hereunder, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default or Event of Default hereunder, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.
          SECTION 603. Certain Rights of Trustee. Subject to the provisions of Sections 601 and 602:
     (1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (2) any request or direction of the Co-Issuers mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;
     (4) the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel;
     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;
     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;
     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.
     (9) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
     (10) the Trustee may request that the Co-Issuers deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person au-

thorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (11) anything in this Indenture notwithstanding, in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and
     (12) the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such Default or Event of Default from the Company or any Holder is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
          SECTION 604. Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Issuer are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.
          SECTION 605. May Hold Notes. The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
          SECTION 606. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.
          SECTION 607. Compensation and Reimbursement. The Co-Issuers, Holdings and the Guarantors, jointly and severally, agree:
     (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly employed by the Trustee), except any such expense, disbursement or advance as shall be determined to have been caused by its own gross negligence or willful misconduct; and
     (3) to indemnify the Trustee and any predecessor Trustee and their officers, agents, directors, and employees for, and to hold them harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee) in-

curred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim, regardless of whether the claim is asserted by the Issuer, a Guarantor, a Holder or any other Person, or liability in connection with the exercise or performance of any of its powers or duties hereunder.
          The obligations of the Co-Issuers and Guarantors under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Co-Issuers and Guarantors, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.
          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(8), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law.
          “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
          The provisions of this Section shall survive the termination of this Indenture.
          SECTION 608. Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least US$50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
          SECTION 609. Resignation and Removal; Appointment of Successor.
          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.
          (b) The Trustee may resign at any time by giving written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.
          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.
          (d) The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.
          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
          SECTION 610. Acceptance of Appointment by Successor.
          (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the lien provided for in Section 607. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
          (b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
          SECTION 611. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
          SECTION 612. Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 107. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than US$50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.
          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 107. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Issuer agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Issuer and such Authenticating Agent.
          If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:
          This is one of the Notes designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK as Trustee
By:
as Authenticating Agent

By:
as Authorized Officer

          SECTION 613. Force Majeure. The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.
ARTICLE SEVEN
HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY
          SECTION 701. Company to Furnish Trustee Names and Addresses. The Issuer will furnish or cause to be furnished to the Trustee:
     (1) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and
     (2) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content to that in clause (1) hereof as of a date not more than 15 days prior to the time such list is furnished;
provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.
          SECTION 702. Disclosure of Names and Addresses of Holders. Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that none of the Issuer or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).
          SECTION 703. Reports by Trustee. Within 60 days after February 15 of each year commencing with the first February 15 after the Issue Date, the Trustee shall transmit to the Holders of Notes (with a copy to the Company at the address specified in Section 106), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such February 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).
ARTICLE EIGHT
MERGER, CONSOLIDATION OR SALE OF ALL OR
SUBSTANTIALLY ALL ASSETS
          SECTION 801. Company May Consolidate, Etc., Only on Certain Terms. The Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless
     (1) the Issuer is the surviving or continuing corporation or the Person formed by, continuing from or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of Canada, any province or territory thereof, the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”);
     (2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under this Indenture, the Notes and the Registration Rights Agreement pursuant to supplemental indentures in form reasonably satisfactory to the Trustee;
     (3) immediately after such transaction no Default or Event of Default exists;
     (4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the Successor Company would be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Debt to Consolidated EBITDA Ratio test set forth in the first sentence of Section 1011 or (B) the Debt to Consolidated EBITDA Ratio for the Successor Company and the Restricted Subsidiaries would be less than such Ratio for Holdings and the Restricted Subsidiaries immediately prior to such transaction;
     (5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) of the second to last paragraph of this Section 801 shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and
     (6) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

          For purposes of this Section 801, any Indebtedness of the Successor Company which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.
          The Successor Company will succeed to, and be substituted for, the Issuer under this Indenture and the Notes.
          SECTION 802. Guarantors and Co-Issuers May Consolidate, Etc., Only on Certain Terms. Subject to Section 1208, neither Holdings nor Intermediate Holdco may consolidate, amalgamate or merge with or into or wind up into (whether or not Holdings or Intermediate Holdco, as applicable, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:
     (1) Holdings or Intermediate Holdco, as applicable, is the surviving or continuing corporation or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Holdings or Intermediate Holdco, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of Canada, any province or territory thereof, the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Parent”);
     (2) the Successor Parent, if other than Holdings or Intermediate Holdco, as applicable, expressly assumes all the obligations of Holdings and Intermediate Holdco, as applicable, under this Indenture, the Registration Rights Agreement and the Guarantees pursuant to supplemental indentures in form reasonably satisfactory to the Trustee;
     (3) immediately after such transaction no Default or Event of Default exists; and
     (4) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.
The Successor Parent will succeed to, and be substituted for Holdings or Intermediate Holdco, as applicable, under this Indenture and the Guarantees.
          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of Holdings or Intermediate Holdco will be deemed to be the transfer of all or substantially all of the properties and assets of Holdings or Intermediate Holdco, as applicable.
          Notwithstanding the foregoing:
     (a) any Restricted Subsidiary (other than the Issuer) may consolidate, amalgamate with, merge into or transfer all or part of its properties and assets to the Issuer or any Guarantor; and
     (b) the Issuer or any Guarantor may merge or amalgamate with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer or such Guarantor in another jurisdiction of the United States or Canada so long as the amount of Indebtedness of Holdings and the Restricted Subsidiaries is not increased thereby.
          Subject to Section 1208 hereof, no Subsidiary Guarantor nor the Co-Issuer will, and Holdings will not permit any Subsidiary Guarantor or the Co-Issuer to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor or the Co-Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless
     (A) (1) (x) such Subsidiary Guarantor or the Co-Issuer, as applicable, is the surviving or continuing corporation or (y) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor or the Co-Issuer, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of Canada, any province or territory thereof (except that in the case of the Co-Issuer, such surviving Person shall be organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof), the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”) (provided that, in the case of clause (y), if the Subsidiary Guarantor or Co-Issuer, as applicable, that is not the Successor Person of such transaction (a “Non-Successor Person”) had, immediately prior to such transaction, been formed, organized or existing under the laws of a jurisdiction other than those referenced immediately above and/or existed in or was organized as a legal entity other than a corporation, then the Successor Person of such transaction may be formed, organized or existing under the laws of the same jurisdiction as such Non-Successor Person had then been and may be of the same corporate or other organizational type as such Non-Successor Person had then been);
     (2) the Successor Person, if other than such Subsidiary Guarantor or the Co-Issuer, as applicable, expressly assumes all the obligations of such Subsidiary Guarantor or the Co-Issuer, as applicable, under this Indenture and, in the case of a Subsidiary Guarantor, such Subsidiary Guarantor’s Subsidiary Guarantee, pursuant to supplemental indentures in form reasonably satisfactory to the Trustee;
     (3) immediately after such transaction no Default or Event of Default exists; and
     (4) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with; or
     (B) in the case of a Subsidiary Guarantor, the transaction is made in compliance with Section 1018.
          Subject to Section 1208 hereof, the Successor Person will succeed to, and be substituted for, such Subsidiary Guarantor or the Co-Issuer, as applicable, under this Indenture and such Subsidiary Guarantor’s Guarantee, as applicable. Notwithstanding the foregoing, any Subsidiary Guarantor may merge into, amalgamate with or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Issuer.
          SECTION 803. Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Issuer, Co-Issuer or any

Guarantor in accordance with Sections 801 and 802 hereof, the successor Person formed by such consolidation or into which the Issuer, Co-Issuer or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer, Co-Issuer or such Guarantor, as the case may be, under this Indenture or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Issuer, Co-Issuer or such Guarantor, as the case may be, herein or the Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.
ARTICLE NINE
SUPPLEMENTAL INDENTURES
          SECTION 901. Amendments or Supplements Without Consent of Holders. Without the consent of any Holders, the Co-Issuers, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party), when authorized by Board Resolutions of their respective Board of Directors, and the Trustee, at any time and from time to time, may amend or supplement this Indenture, any Guarantee or the Notes, in form satisfactory to the Trustee, for any of the following purposes:
     (1) to cure any ambiguity, mistake, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to comply with Article Eight hereof;
     (4) to provide the assumption of the Issuers’ or such Guarantor’s obligations to Holders;
     (5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;
     (6) to add covenants for the benefit of the Holders or to surrender any right or power conferred in this Indenture upon the Issuer or any Guarantor;
     (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
     (8) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements of Sections 609 and 610 hereof;
     (9) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;
     (10) to add a Guarantor under this Indenture;
     (11) to conform the text of this Indenture, Guarantees or the Notes to any provision of the “Description of The Senior Subordinated Notes” section of the Offering Memorandum to the extent that such provision in the “Description of The Senior Subordinated Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Notes; or
     (12) making any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.
          SECTION 902. Amendments, Supplements or Waivers with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Issuer and the Trustee, the Co-Issuers, any Guarantor (with respect to any Guarantee or this Indenture to which it is a party), when authorized by Board Resolutions of their respective Board of Directors, and the Trustee may amend or supplement this Indenture, any Guarantee or the Notes for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder (including consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, the Notes) and any existing Default, Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes); provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:
     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or change the Maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than Sections 1017 and 1018);
     (3) reduce the rate of or change the time for payment of interest on any Note;
     (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any guarantee which cannot be amended or modified without the consent of all Holders;
     (5) make any Note payable in money other than that stated in the Notes;
     (6) make any change in Section 513 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;
     (7) make any change in these amendment and waiver provisions;
     (8) release Holdings, Intermediate Holdco or any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture, except as permitted by this Indenture;

     (9) modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Guarantee in a manner that adversely affects the Holders;
     (10) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or
     (11) change the subordination provisions of the Indenture in a manner that adversely affects the right of any Holder in any material respect.
          SECTION 903. Execution of Amendments, Supplements or Waivers. In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
          SECTION 904. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms (or if silent as to effectiveness, on the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to such amendment, supplement or waiver) and thereafter binds every Holder.
          The Co-Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
          SECTION 905. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Indenture shall comply with the requirements of the Trust Indenture Act as then in effect.
          SECTION 906. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Co-Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order (an “Authentication Order”), authenticate new Notes that reflect the amendment, supplement or waiver.
          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
          SECTION 907. Notice of Supplemental Indentures. Promptly after the execution by the Issuer, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the

Issuer shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 107, setting forth in general terms the substance of such supplemental indenture.
ARTICLE TEN
COVENANTS
          SECTION 1001. Payment of Principal, Premium, if Any, and Interest. The Co-Issuers covenant and agree for the benefit of the Holders that they will duly and punctually pay the principal of (and premium, if any) and interest, Additional Amount, if any, and Special Interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.
          The Co-Issuers shall pay interest on overdue principal at the rate of 2.0% per annum in excess of the interest rate applicable to the Notes specified therefor in the Notes, and it shall pay interest on overdue installments of interest, Additional Amounts, if any, and Special Amounts, if any, at the same rate to the extent lawful.
          SECTION 1002. Maintenance of Office or Agency. The Co-Issuers will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Co-Issuers in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Co-Issuers, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Co-Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Co-Issuers hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          The Issuer may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Co-Issuers of their obligation to maintain an office or agency in The City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.
          SECTION 1003. Money for Notes Payments To Be Held in Trust. If the Co-Issuers shall at any time act as their own Paying Agent, they will, on or before each due date of the principal of (or premium, if any) or Special Interest, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
          Whenever the Co-Issuers shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act.

          The Co-Issuers will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any Default by the Co-Issuers (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and
     (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
          The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Company Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.
          SECTION 1004. Corporate Existence. Subject to Article Eight, Holdings will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) and franchises of Holdings and each Restricted Subsidiary; provided, however, that Holdings shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Subsidiaries as a whole.
          SECTION 1005. Payment of Taxes and Other Claims. Holdings will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon Holdings or any Subsidiary or upon the income, profits or property of Holdings or any Subsidiary and (2) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of Holdings or any Subsidiary; provided, however, that Holdings shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of Holdings) are being maintained in accordance with GAAP.

          SECTION 1006. Maintenance of Properties. Holdings will cause all properties owned by Holdings or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Holdings may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Holdings from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of Holdings, desirable in the conduct of its business or the business of any Restricted Subsidiary.
          SECTION 1007. Maintenance of Insurance.
          (a) Generally. Holdings will, and will cause each of the Restricted Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Issuer believes (in the good faith judgment of the management of the Issuer) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business.
          (b) Covered Satellites. Holdings will, and will cause each of its Restricted Subsidiaries to, maintain insurance with respect to Satellites as follows:
     (1) All Risks Insurance. Holdings will procure or will cause each Satellite Manufacturer to procure at its own expense and maintain in full force and effect, at all times prior to the Launch of any satellite purchased by Holdings or any of its Restricted Subsidiaries pursuant to the terms of a Satellite Purchase Agreement, All Risks Insurance with such terms as are reasonably commercially available and customary in the industry with respect to such satellite, it being understood that if a Satellite Manufacturer procures All Risks Insurance for satellites in accordance with the requirements of the applicable Satellite Purchase Agreement, Holdings’ obligations under this clause (i) with respect to such satellites shall be satisfied. In no event shall Holdings be required to, or be required to cause any Satellite Manufacturer to, procure or maintain All Risks Insurance to insure risks that may be required to be insured by, or that covers the same risks or the same period of coverage as, Launch Insurance.
     (2) Launch Insurance. Holdings will, or will cause the relevant Satellite Manufacturer to, obtain, maintain and keep in full force and effect with respect to each Covered Satellite that is to be launched, Launch Insurance (it being understood that if a Satellite Manufacturer procures Launch Insurance for Covered Satellites in accordance with the terms of this clause (ii), Holdings’ obligations under this clause (ii) with respect to such Covered Satellites shall be satisfied), to be procured prior to the launch of such Covered Satellite, which insurance shall attach not later than at Launch and continue in full force and effect until no sooner than the completion of initial in-orbit testing, provided that Holdings shall have no obligation to obtain or maintain Launch Insurance for any satellite for which there is neither risk of loss to Holdings or its Restricted Subsidiaries nor an obligation by Holdings or its Restricted Subsidiaries to make any payments to the Satellite Manufacturer that exceed $5.0 million in the aggregate prior to risk of loss passing to Holdings or its Restricted Subsidiaries. The Launch Insurance for each Covered Satellite:
     (A) shall provide coverage for all of the risks of loss of and damage to such Covered Satellite (other than any risks borne by the relevant Launch Services Provider pursuant to any launch risk guarantee in accordance with the terms of the applicable

Launch Services Agreement or by the relevant Satellite Manufacturer in accordance with the terms of the applicable Satellite Purchase Agreement), including for partial loss, constructive total loss and total loss, subject to (x) Acceptable Exclusions and (y) such other exclusions, deductibles or limitations of coverage as are then customary in the satellite insurance market and as are prudent, as reasonably determined by the Issuer;
     (B) shall be in an amount not less than the aggregate of the purchase price of such Covered Satellite, the purchase price of launch services therefor (other than for risks borne by the relevant Launch Services Provider pursuant to any launch risk guarantee in accordance with the terms of the applicable Launch Services Agreement or by the relevant Satellite Manufacturer in accordance with the terms of the applicable Satellite Purchase Agreement) and the premium payable for such insurance;
     (C) shall name the applicable Satellite Purchaser as the named insured;
     (D) shall provide that it will not be cancelled or reduced, amended or allowed to lapse without renewal, except after not less than 15 days’ prior notice to the Trustee; provided that if such policy notice provisions are not available on commercially reasonable terms such notice shall be provided to the Trustee by the Issuer not less than 15 days in advance, if such cancellation, reduction, amendment or lapse without renewal is initiated by the Issuer and otherwise at such time as the Issuer becomes aware of, or receives notice of any cancellation, reduction, amendment, or lapse without renewal; and
     (E) shall, in the case of a Satellite a portion of which is owned by Holdings or any of its Restricted Subsidiaries and the balance of which is owned by any Person that is not an Affiliate of Holdings or any of its Restricted Subsidiaries (other than solely by reason of Holdings or any Restricted Subsidiary holding a non-controlling equity interest in such Person), only be required with respect to that portion of such Satellite that is owned by Holdings or any of its Restricted Subsidiaries or for which Holdings or any of its Restricted Subsidiaries otherwise retains the risk of loss.
     (3) In-Orbit Risk Management. Other than with respect to (A) Excluded Satellites and (B) the C-band payload of any Covered Satellite that is not a Named Satellite protected by In-Orbit Spare Capacity, Holdings will, and will cause its Restricted Subsidiaries to, obtain, maintain and keep in full force and effect, with respect to each Covered Satellite, In-Orbit Insurance with respect to each Covered Satellite.
     (A) Attachment of In-Orbit Insurance. Any In-Orbit Insurance procured with respect to such Covered Satellite shall attach (A) upon the expiration of the Launch Insurance or any In-Orbit Insurance then in effect, as the case may be or (B) upon the withdrawal of the protection provided by In-Orbit Spare Capacity to such Covered Satellite, and in each such case shall continue in full force and effect until all obligations under this Indenture and in respect of the Notes have been paid in full or until such Covered Satellite is again protected by In-Orbit Spare Capacity.
     (B) Terms of In-Orbit Insurance. Any In-Orbit Insurance procured with respect to such Covered Satellite:
     (1) shall provide coverage for all of the risks of loss of and damage to such Covered Satellite (other than the risks borne by the relevant Launch Services Provider pursuant to any launch risk guarantee in accordance with the terms of the applicable Launch Services Agreement or by the relevant Satellite Manufacturer pursuant to the terms of the applicable Satellite Purchase Agreement), including for partial loss, constructive total loss and total loss, subject to (x) Acceptable Exclusions and (y) such other exclusions, deductibles or limitations of coverage with respect to Covered Satellites that would otherwise be Excluded Satellites under paragraph (e) of the definition of “Excluded Satellites” but for the commercially reasonable efforts by Holdings and its Restricted Subsidiaries to minimize the exclusions and insurance deductibles;
     (2) with respect to Covered Satellites, In-Orbit Insurance shall be in an amount not less than 50% of the Aggregate In-Orbit Insurance Amount (with the allocation of such insurance among such Covered Satellites being in Holdings’ discretion; provided that, with respect to each Named Satellite, In-Orbit Insurance shall be in an amount not less than 50% of such Named Satellite’s net book value), it being understood that (i) any Covered Satellite protected by In-Orbit Spare Capacity shall be deemed to be insured for 100% of the net book value of the C-band payload portion of such Covered Satellite, (ii) any Excluded Satellite with one year or less of in-orbit life remaining shall be deemed to be insured for 100% of its net book value (it being understood and agreed that such Excluded Satellite shall be deemed to have “in-orbit life” only for so long as it is maintained in station kept orbit) and (iii) any Excluded Satellite for which Holdings and its Restricted Subsidiaries have procured and maintain In-Orbit Insurance in accordance with clause (1) immediately above shall be deemed to be insured for the amount of such insurance procured and maintained; in the event any loss, damage or failure affecting a Covered Satellite or the expiration and non-renewal of an insurance policy for a Covered Satellite resulting from a claim of loss under such policy that causes a failure to comply with this clause (2), Holdings and its Restricted Subsidiaries shall be deemed to be in compliance with this clause (2) for the 120 days immediately following such loss, damage or failure or policy expiration, provided that Holdings procures such insurance or provides In-Orbit Spare Capacity as necessary to comply with this clause (2) within such 120 day period;
     (3) shall name the applicable Satellite Purchaser as the named insured;
     (4) shall provide that it will not be cancelled or reduced, amended or allowed to lapse without renewal, except after not less than 15 days’ prior notice to the Trustee; provided that if such policy notice provisions are not available on commercially reasonable terms such notice shall be provided to the Trustee by the Issuer not less than 15 days in advance, if such cancellation, reduction, amendment or lapse without renewal is initiated by the Issuer and otherwise at such time as the Issuer becomes aware of, or receives notice of any cancellation, reduction, amendment, or lapse without renewal; and
     (5) shall, in the case of a Satellite a portion of which is owned by Holdings or any of its Restricted Subsidiaries and the balance of which is owned by any Person that is not an Affiliate of either Holdings or any of its Restricted Subsidiaries (other than solely by reason of Holdings or any Restricted Subsidiary holding a non-controlling equity interest in such Person), only be required with respect to that portion of the Satellite that is owned by Holdings or any of its Restricted Subsidiaries or for which Holdings or any of its Restricted Subsidiaries otherwise retains the risk of loss.
     (4) Third Party Launch Liability Insurance. The Issuer will cause each Launch Services Provider to procure and maintain Third Party Launch Liability Insurance in full force and effect for the period required under the relevant Launch Services Agreement and to name the Trustee and the Holders as additional insureds thereunder.
     (5) Delivery of Insurance Policies. With respect to any scheduled launch of any Covered Satellite and, with respect to In-Orbit Insurance procured, not later than ten (10) Business Days after the date on which such insurance is required to be procured as provided in clause (ii) or clause (iii) above, as the case may be, the Issuer shall deliver to the Trustee the final agreed form of such policy together with certificates of insurance with respect thereto, confirming (A) that such insurance is in full force and effect as of such date, (B) the names and percentages of the relevant insurance companies, (C) the amount and expiration dates of such policy, (D) that all premiums and other amounts currently due for such insurance have been paid in full, and (E) in the case of Third Party Launch Liability Insurance policies, that the Trustee and the Holders are named as additional insureds to the extent required hereby.
          (c) Procurement of Insurance by Trustee. Without limiting the obligations of Holdings or any Restricted Subsidiary hereunder, in the event Holdings or any Restricted Subsidiary shall fail to maintain in full force and effect insurance as required by this Section 1007, then the Trustee, acting pursuant to instructions of Holders holding not less than 25% of the aggregate principal amount of notes, may, but shall have no obligation to, upon reasonable prior notice to the Issuer of its intention to do so, procure insurance covering the interests of the Holders in such amounts and against such risks as are required hereby, and the Issuer shall reimburse the Trustee in respect of any premiums or other fees or expenses paid by the Trustee in respect thereof.
          (d) In the event of the unavailability of In-Orbit Spare Capacity for any reason, Holdings shall, within 120 days of such loss or unavailability, be required to have in effect In-Orbit Insurance complying with clauses (b)(ii) or (b)(iii) of this Section 1007, as applicable, with respect to all Satellites that the In-Orbit Spare Capacity was intended to protect so long as In-Orbit Spare Capacity is unavailable, provided that the Issuer and its Restricted Subsidiaries shall be considered in compliance with this Section 1007 for the 120 days immediately following such loss or unavailability as the case may be.
          (e) In the event that Holdings or its Restricted Subsidiaries receive proceeds from any Satellite insurance covering any Satellite owned by Holdings or any of its Restricted Subsidiaries, or in the event that Holdings or any of its Restricted Subsidiaries receives proceeds from any insurance maintained for it by a Satellite Manufacturer or any Launch Services Provider covering any of such Satellites (the event resulting in the payment of such proceeds, an “Event of Loss”), all Event of Loss Proceeds in respect of such Event of Loss shall be applied in the manner provided for in the second paragraph under Section 1018.
          (f) Holdings will, and will cause each of the Restricted Subsidiaries to, notify the Trustee promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 1007 is taken out by Holdings or any of the Restricted Subsidiaries; and promptly deliver to the Trustee a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto.

          (g) In connection with the covenants set forth in this Section 1007, it is understood and agreed that
     (1) neither the Trustee nor any Holder nor any of their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 1007, it being understood that (A) Holdings and its Restricted Subsidiaries shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Trustee or any Holder or any of their respective agents or employees (it being understood and agreed that the Issuer shall only be required to use commercially reasonable efforts to seek such waiver of subrogation rights against such parties, but in no event shall such efforts require the making of payments or material concessions in exchange for such consent). If, however, the insurance policies do not provide waiver of subrogation rights against such parties, then each of Holdings and the Issuer hereby agree, to the extent permitted by law, to waive, and to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Trustee, the Holders and their respective agents and employees;
     (2) the designation of any form, type or amount of insurance coverage under this Section 1007 shall in no event be deemed a representation, warranty or advice by the Trustee or the Holders that such insurance is adequate for the purposes of the business of Holdings and its Subsidiaries or the protection of their properties; and
     (3) all references to book value set forth herein shall be measured with respect to the entity which owns or leases the applicable Satellite, provided that if the entity leases the applicable Satellite from an Affiliate then such references shall be measured with respect to the book value of such Affiliate.
          SECTION 1008. Statement by Officers as to Default.
          (a) The Issuer will deliver to the Trustee within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding quarter or the preceding fiscal year, as the case may be, has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Issuer during such preceding quarter or the preceding fiscal year, as the case may be, has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such quarter or year, as the case may be, and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year-end. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.
          (b) (1) When any Default or Event of Default has occurred and is continuing under this Indenture, or (2) if the trustee for or the holder of any other evidence of Indebtedness of the Issuer or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than US$25,000,000), the Issuer shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officers’ Certificate specifying such event, notice or other action within five Business Days of its occurrence.
          SECTION 1009. Reports and Other Information. Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, Holdings shall file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to each Holder, within 15 days after it files them with the SEC),
     (a) within 90 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2008), annual reports containing substantially the same information relating to Holdings and its subsidiaries that would be required to be contained in an Annual Report on Form 10-K, or any successor or comparable form;
     (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year (beginning with the fiscal quarter ending March 31, 2008), quarterly reports containing substantially the same information relating to Holdings and its subsidiaries that would be required to be contained in a Quarterly Report on Form 10-Q, or any successor or comparable form; provided that with respect to quarterly reports delivered in respect of any fiscal quarter ending prior to December 31, 2008, the management discussion and analyses of financial condition and results of operation of Holdings and its consolidated subsidiaries (or any similarly titled sections) contained therein shall not be required to contain an analysis of any quarterly periods of 2008 as compared to the corresponding periods in 2007;
     (c) promptly from time to time after the occurrence of an event required that would be required to be therein reported, substantially the same information relating to Holdings and its subsidiaries that would be required to be contained in a Current Report on Form 8-K, or any successor or comparable form; and
     (d) any other information, documents and other reports which Holdings would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;
provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act; and provided further that such reports may be filed on Form 20-F, 40-F or Form 6-K (or any successor form), as applicable, provided that the substance of such reports shall be as required above. Notwithstanding the foregoing, with respect to financial statements required to be delivered in respect of the fiscal quarters ending March 31, June 30, and September 30, 2008, such financial statements shall not be required to contain consolidating financial data with respect to Guarantor and non-Guarantor Subsidiaries of the type contemplated by Rule 3-10 of Regulation S-X of the Securities Act.
          In the event that any direct or indirect parent company of Holdings becomes a Guarantor of the Notes, this Indenture will permit the Issuer to satisfy its obligations under this Section 1009 with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Holdings and the Restricted Subsidiaries on a standalone basis, on the other hand.
          Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Holders if it or any parent company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement within the time periods specified in the Registration Rights Agreement entered into on the Issue Date, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.
          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with any of the covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
          In addition, the Issuer will furnish to the Holders and prospective investors upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.
          SECTION 1010. Limitation on Restricted Payments. Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly:
     (a) declare or pay any dividend or make any distribution on account of Holdings’ or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable on account of Holdings’ or any Restricted Subsidiary’s Equity Interests in connection with any merger or consolidation other than
     (1) dividends or distributions by Holdings payable in Equity Interests (other than Disqualified Stock) of Holdings or in options, warrants or other rights to purchase such Equity Interests, or
     (2) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;
     (b) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent of Holdings, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation;
     (c) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

     (d) make any Restricted Investment
(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
     (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
     (2) Holdings can incur at least US$1.00 of additional Indebtedness pursuant to the provisions of the first paragraph of Section 1011; and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after the Acquisition Closing Date (including Restricted Payments permitted by clauses (1) and (5) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount, if any, by which (1) the Cumulative Credit exceeds (2) 1.4 times Cumulative Interest Expense (the “Restricted Payments Basket”).
     The foregoing provisions will not prohibit:
     (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;
     (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuer, Holdings or Intermediate Holdco, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Holdings (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”);
     (3) the redemption, repurchase, defeasance, exchange or other acquisition or retirement of Subordinated Indebtedness of Holdings or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Holdings or any Restricted Subsidiary which is incurred in compliance with Section 1011 so long as
     (A) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so redeemed, repurchased, acquired, defeased, exchanged or retired for value, plus the amount of any reasonable fees, expenses and premium incurred or paid in connection with such redemption, repurchase, acquisition or retirement and the incurrence of such new Indebtedness,
     (B) such new Indebtedness is subordinated to Pari Passu Indebtedness at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, exchanged, acquired or retired for value,
     (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired;

     (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired; and
     (E) the obligor of such Indebtedness does not include any Person (other than the Co-Issuers or any Guarantor) that is not an obligor of the Indebtedness being so redeemed, repurchased, acquired or retired;
     (4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of Holdings or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed US$15.0 million in the aggregate since the Acquisition Closing Date; provided further that such amount may be increased by an amount not to exceed
     (A) the cash proceeds from the sale of Equity Interests of Holdings and, to the extent contributed to Holdings, Equity Interests of any of Holdings’ direct or indirect parent companies, in each case to members of management, directors or consultants of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies that occurs or occurred after the Acquisition Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (1) of the definition of the term “Cumulative Credit”; plus
     (B) the cash proceeds of key man life insurance policies received by Holdings and its Restricted Subsidiaries after the Acquisition Closing Date; less
     (C) the amount of any Restricted Payments previously made since the Acquisition Closing Date pursuant to clauses (A) and (B) of this clause (4);
and provided further that cancellation of Indebtedness owing to the Issuer or any Guarantor from members of management of Holdings, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of Holdings or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section 1010 or any other provision of this Indenture;
     (5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Holdings or any other Restricted Subsidiary issued in accordance with the covenant described under Section 1011 to the extent such dividends are included in the definition of Cumulative Interest Expense;
     (6) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price or taxes payable in respect of such options or warrants;
     (7) Investments that are made with Excluded Contributions;

     (8) any Restricted Payment used to fund the Transactions and the fees and expenses related thereto, including, without limitation, any amounts to be paid pursuant to the Ancillary Agreement, in each case to the extent permitted by Section 1013;
     (9) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 1017 and 1018; provided that all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;
     (10) the declaration and payment of dividends by Holdings to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay
     (A) franchise taxes and other fees, taxes and expenses required to maintain their corporate or other legal existence, and
     (B) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Co-Issuers and the Restricted Subsidiaries;
     (11) Restricted Payments made to fund payments made in accordance with clause (7) or (12) of the second paragraph of Section 1013; and
     (12) other Restricted Payments in an aggregate amount not to exceed US$100.0 million since the Acquisition Closing Date;
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (12), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.
          As of the Issue Date, all of Holdings’ Subsidiaries will be Restricted Subsidiaries, other than The Access Centre LLC and The SpaceConnection, Inc., which will be Unrestricted Subsidiaries as of the Issue Date. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Holdings and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this Section 1010 or under clauses (7) or (12), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.
          Unless otherwise permitted by the foregoing, Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly:
     (i) make any Restricted Payment in respect of Holding PIK Preferred Stock (including any payment upon the occurrence of a change of control within the meaning of the Holding

PIK Preferred Stock), except that, regardless of whether or not such Restricted Payment would be permitted by the provisions of the first three paragraphs of this Section 1010:
     (a) Holdings may make distributions of pay-in-kind dividends on Holding PIK Preferred Stock in accordance with the terms of the Holding PIK Preferred Stock as in effect on the Acquisition Closing Date;
     (b) Holdings may pay cash dividends (including any accrued dividends) on the Holding PIK Preferred Stock in accordance with the term thereof as in effect on the Acquisition Closing Date, if for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of payment of such dividend, after giving pro forma effect to such dividend payment, Holdings would have a Debt to Consolidated EBITDA Ratio of less than 5.5 to 1.0 (provided that such amounts shall constitute Restricted Payments for purposes of the Restricted Payments Basket and shall reduce availability thereunder unless made pursuant to another basket or exclusion referred to in the second paragraph of this Section 1010 above (it being understand that so long as such ratio is satisfied such cash dividend on the Holding PIK Preferred Stock may be made regardless of whether there is then availability under Restricted Payments Basket or any other basket or exclusion referred to in the second paragraph of this Section 1010 above)); and
     (c) Holdings may purchase, redeem, defease or refinance (collectively, “refinance”) all or a portion of the Holding PIK Preferred Stock prior to maturity thereof if such Holding PIK Preferred Stock is refinanced exclusively with proceeds of, and/or exchanged for, Capital Stock (other than Disqualified Stock) of Holdings (collectively, “replacement equity”); provided that in each case (x) such replacement equity shall constitute Excluded Contributions and shall not count toward the Cumulative Credit, (y) any net proceeds from the issuance of such replacement equity shall be contributed to the equity of the Issuer and (z) such replacement equity shall have been issued to a Person other than Holdings and its Restricted Subsidiaries, or
     (ii) amend the terms of the Holding PIK Preferred Stock in a manner, when taken as a whole, materially adverse to the Holders of notes.
For the avoidance of doubt, the repayment, repurchase, redemption or retirement of Holding PIK Preferred Stock with cash or other assets (other than through the issuance of Capital Stock of Holdings (other than Disqualified Stock) in lieu thereof in accordance with clause (i)(c) above) shall be deemed to be a Restricted Payment subject to the first three paragraphs of this Section 1010.

          SECTION 1011. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock. Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and Holdings will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that Holdings may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if Holdings’ Debt to Consolidated EBITDA Ratio would be less than or equal to 6.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.
          The foregoing limitations will not apply to (“Permitted Debt”):
     (a) the incurrence of Indebtedness under Credit Facilities by Holdings or any of the Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of US$2,550.0 million outstanding at any one time, less the aggregate of all principal prepayments made in respect of the Credit Facilities pursuant to clause (1) of the second paragraph of Section 1018; provided that the amount available under this clause (a) shall reduce on the date that is the twelve month anniversary of the Acquisition Closing Date by the amount, if any, of the US$150.0 million Delayed Draw Senior Secured Term Loan B Facility which is undrawn as of such date (but only to the extent of such undrawn amount);
     (b) (x) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes) and
     (y) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Senior Notes (and the guarantees thereof under the Senior Indenture) in an aggregate principal amount, when taken together with Indebtedness outstanding under the Senior Bridge Loan Agreement, not to exceed US$692,825,000 at any time outstanding;
     (c) Existing Indebtedness (other than Indebtedness described in clauses (a) and (b));
     (d) Indebtedness (including Capitalized Lease Obligations and Indebtedness related to Sale and Lease-Back Transactions), Disqualified Stock and preferred stock incurred by Holdings or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (d) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (d), does not exceed the greater of (x) US$125.0 million and (y) 2.50% of Total Assets;
     (e) Indebtedness incurred by Holdings or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
     (f) Indebtedness arising from agreements of Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring or disposing all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

     (1) such Indebtedness is not to be reflected on the balance sheet of Holdings or any Restricted Subsidiary prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (f)(i)) and
     (2) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Holdings and the Restricted Subsidiaries in connection with such disposition;
     (g) Indebtedness (including Indebtedness related to Sale and Lease-Back Transactions), Disqualified Stock or preferred stock of the Issuer, Holdings or Intermediate Holdco to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;
     (h) Indebtedness (including Indebtedness related to Sale and Lease-Back Transactions) Disqualified Stock or preferred stock of a Restricted Subsidiary to Holdings or another Restricted Subsidiary; provided that
     (1) any such Indebtedness is made pursuant to an intercompany note and
     (2) if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;
     (i) shares of preferred stock of a Restricted Subsidiary issued to Holdings or another Wholly-Owned Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Holdings or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock;
     (j) (x) Hedging Obligations entered into for bona fide (non-speculative) business purposes, provided that to the extent such Hedging Obligations are in respect of interest rate or exchange rate risk with respect to any Indebtedness, such Hedging Obligations relate to payment obligations on Indebtedness permitted to be incurred pursuant to this Section 1011 and (y) Indebtedness in respect of Cash Management Services entered into in the ordinary course of business consistent with past practice;
     (k) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by Holdings or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of Holdings or any Restricted Subsidiary with respect to letters of credit supporting such performance, bid, appeal or surety obligations (in each case other than for an obligation for money borrowed);
     (l) Indebtedness, Disqualified Stock and preferred stock of the Issuer or any Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (l), does not at any one time outstanding exceed US$200.0 million (it being understood that any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (l) shall cease to be deemed incurred or outstanding for purposes of this clause (l) but shall be deemed incurred for the purposes of the first paragraph of this Section 1011 from and after the first date on which the Issuer or such Guarantor could have incurred such Indebtedness, Disqualified Stock or preferred stock under the first paragraph of this Section 1011 without reliance on this clause (l));
     (m) Indebtedness, Disqualified Stock and preferred stock incurred to finance Satellite Construction and Acquisition in an aggregate amount not to exceed US$600.0 million outstanding at any time;
     (n) the incurrence by Holdings or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refund or refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the first paragraph of this Section 1011 and clauses (b), (c) and (m) above, this clause (n) and clause (o) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refund or refinance such Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness
     (1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced,
     (2) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee of the Notes, such Refinancing Indebtedness is subordinated or pari passu to the Notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively and
     (3) shall not include
     (x) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of the Issuer,
     (y) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of a Guarantor or

     (z) Indebtedness, Disqualified Stock or preferred stock of Holdings or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;
     (o) (x) Indebtedness, Disqualified Stock and preferred stock of Persons that are acquired by Holdings or any Restricted Subsidiary or merged into or amalgamated with a Restricted Subsidiary in accordance with the terms of this Indenture, provided that in the case of this clause (x) immediately after giving effect to such acquisition, amalgamation or merger, either (1) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Consolidated EBITDA Ratio test set forth in the first paragraph of this Section 1011 or (2) Holdings’ Debt to Consolidated EBITDA Ratio is less than or equal to the amount thereof immediately prior to such acquisition, amalgamation or merger;
     (y) Indebtedness incurred in connection with or in contemplation of the acquisition of Persons that are acquired by Holdings or any Restricted Subsidiary or merged into or amalgamated with a Restricted Subsidiary in accordance with the terms of this Indenture, provided that in the case of this clause (y) immediately after giving effect to such acquisition, amalgamation or merger, either (1) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Consolidated EBITDA Ratio test set forth in the first paragraph of this Section 1011 or (2) Holdings’ Debt to Consolidated EBITDA Ratio is less than or equal to the amount thereof immediately prior to such acquisition, amalgamation or merger;
     (p) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;
     (q) Indebtedness of Holdings or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;
     (r) (1) any guarantee by the Issuer or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or
     (2) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer or any Guarantor, provided that such guarantee is incurred in accordance with Section 1015; and
     (s) Mezzanine Securities issued pursuant to clause (12)(a) of the second paragraph of Section 1013, including pay-in-kind interest payments issued thereon, in each case in accordance with the terms of the Mezzanine Securities as in effect on the Acquisition Closing Date.
     For purposes of determining compliance with this Section 1011:
     (a) in the event that an item of Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (a) through (s) above or is entitled to be incurred pursuant to the first paragraph of this Section 1011, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses of this Section 1011; provided, that all Indebtedness outstanding under the Senior Credit Facilities (and for such purposes assuming that the revolving portions of the Senior Credit Facilities and the Delayed Draw Senior Secured Term Loan B Facility were fully drawn on the Issue Date) will be treated as incurred on the Issue Date under clause (a) of the preceding paragraph and the Issuer shall not be permitted to reclassify all or any portion of such Indebtedness outstanding on the Issue Date; and
     (b) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.
          Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this Section 1011.
          The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
          Holdings and the Restricted Subsidiaries will not, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior in right of payment to the Notes or the Guarantees and subordinated in right of payment to any other Indebtedness of Holdings or any Restricted Subsidiary. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of Holdings and/or a Restricted Subsidiary solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.
          SECTION 1012. Limitation on Liens. Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures any Obligations under any Indebtedness of Holdings or a Restricted Subsidiary ranking pari passu or subordinate to the Notes or any Guarantee against or on any asset or property now owned or hereafter acquired by Holdings or any such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:
     (1) in the case of Liens securing Indebtedness that is Subordinated Indebtedness, the Notes or such Guarantee of such Guarantor are secured by a Lien on such property or assets that is senior in priority to such Liens; and
     (2) in all other cases, the Notes or such Guarantee of such Guarantor are equally and ratably secured; provided that any Lien which is granted to secure the Notes under this Section 1012 shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the Notes.

          SECTION 1013. Limitations on Transactions with Affiliates. Holdings will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an “Affiliate Transaction”) in any one or series of related transactions involving aggregate payments or consideration in excess of US$5.0 million, unless
     (a) such Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of Holdings or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, Holdings has determined to be fair to Holdings or the relevant Restricted Subsidiary), and
     (b) Holdings or the Issuer delivers to the Trustee (x) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of US$10.0 million, a resolution adopted by the majority of the Board of Directors of Holdings (and a majority of the Independent Directors) approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above and (y) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of US$15.0 million, a written opinion of a Nationally Recognized Independent Financial Advisor stating that such Affiliate Transaction meets the requirements of clause (a).
     The foregoing provisions will not apply to the following:
     (1) transactions between or among Holdings or any of the Restricted Subsidiaries; provided that in the case of non-Wholly-Owned Restricted Subsidiaries, no Affiliate of Holdings (other than another Restricted Subsidiary) owns more than 10% of the Equity Interests in such Restricted Subsidiary;
     (2) Restricted Payments permitted by Section 1010 and the definition of Permitted Investments;
     (3) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any Restricted Subsidiary;
     (4) transactions in which Holdings, the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from a Nationally Recognized Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;
     (5) other than in respect of the Transaction Documents or the Consulting Services Agreement (which are addressed in clauses (7) and (12) below), any agreement as in effect as of the Acquisition Closing Date, or any amendment thereto (so long as any such amendment is not materially disadvantageous to the Holders);
     (6) the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Acquisition Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Acquisition Closing Date shall only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders or Holdings and its Restricted Subsidiaries in any material respect;
     (7) the Transactions and the payment of fees and expenses relating to the Transactions pursuant to the Transaction Documents (other than as set forth in clause (12) below) and amounts under the Ancillary Agreement; provided that (a) any payments pursuant to Sections 1.1, 1.2, and 3.1 through 3.6 of the Ancillary Agreement shall not exceed since the Acquisition Closing Date US$50.0 million in the aggregate and (b) any payments of tax distributions in accordance with Section 3.7 of the Ancillary Agreement shall not exceed US$2.0 million per calendar year;
     (8) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because Holdings or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of Holdings or any of its Subsidiaries other than Holdings or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;
     (9) the issuance of Equity Interests (other than Disqualified Stock) of Holdings to any Permitted Holder or to any director, officer, employee or consultant;
     (10) payments or loans (or cancellation of loans) to employees or consultants of Holdings, any of its direct or indirect parent companies or any Restricted Subsidiary which are approved by a majority of the Board of Directors of Holdings in good faith;
     (11) purchases of satellites from SSL; provided that the Issuer or Holdings delivers to the Trustee a letter from its Board of Directors stating that the Board of Directors (including a majority of the Independent Directors) has determined in good faith that such purchase (A) is on terms that are not (when taken as a whole) materially less favorable to Holdings or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate and (B) has been approved by a majority of the directors (including a majority of the Independent Directors) of Holdings; and
     (12) (a) the annual fee of US$5.0 million to be paid to Loral Space & Communications Inc. pursuant to the Consulting Services Agreement as in effect on the Acquisition Closing Date, which fee shall (x) be payable in the form of Mezzanine Securities (provided that cash interest thereon shall only be payable if the provisions of clause (y) below are satisfied) or (y) if, for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of payment of such amount, after giving pro forma effect thereto, Holdings and the Restricted Subsidiaries would have a Debt to Consolidated EBITDA Ratio of less than 5.0 to 1.0, be payable in cash or Cash Equivalents or Mezzanine Securities, (b) reimbursements for payments to non-affiliated third parties made by any Permitted Holders on behalf of Holdings and/or its Restricted Subsidiaries pursuant to the Consulting Services Agreement not to exceed US$1.0 million in the aggregate in any calendar year, and (c) payment for corporate and administrative services (such as accounting, financial, treasury and other similar services, of the type that would have had to have been preformed by Holdings or its Restricted Subsidiaries or contracted out to third parties) rendered under the Consulting Services Agreement as in effect on the Acquisition Closing Date not to exceed US$4.0 million per calendar year to the extent such payments are approved by the

Independent Directors in accordance with the provisions of the Consulting Services Agreement as in effect on the Acquisition Closing Date.
          SECTION 1014. Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:
     (a) (1) pay dividends or make any other distributions to Holdings or any Restricted Subsidiary:
•	on its Capital Stock or

•	with respect to any other interest or participation in, or measured by, its profits or
     (2) pay any Indebtedness owed to Holdings or any Restricted Subsidiary;
     (b) make loans or advances to Holdings or any Restricted Subsidiary; or
     (c) sell, lease or transfer any of its properties or assets to Holdings or any Restricted Subsidiary, except (in each case) for such encumbrances or restrictions existing under or by reason of:
     (1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and related documentation and the Senior Indenture and related documentation, in each case as in effect on the Issue Date;
     (2) this Indenture and the Notes;
     (3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;
     (4) applicable law or any applicable rule, regulation or order;
     (5) any agreement or other instrument of a Person acquired by Holdings or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;
     (6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;
     (7) secured Indebtedness otherwise permitted to be incurred pursuant to Section 1011 and Section 1012 that limit the right of the debtor to dispose of the assets securing such Indebtedness;
     (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

     (9) customary provisions in joint venture agreements and other similar agreements;
     (10) customary provisions contained in leases and other agreements entered into in the ordinary course of business; and
     (11) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Holdings’ Board of Directors, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
     SECTION 1015. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. Holdings will not permit any Restricted Subsidiary, other than a Guarantor, to guarantee the payment of any Indebtedness of any Issuer or any Guarantor (including without limitation becoming a borrower or co-borrower under the Senior Credit Facilities), unless:
     (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee of the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes;
     (b) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Holdings or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and
     (c) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that
     (1) such Guarantee has been duly executed and authorized and
     (2) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by any Bankruptcy Law (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

          SECTION 1016. Limitation on Sale and Lease-Back Transactions. Holdings will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction; provided that Holdings or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if:
     (a) Holdings or such Restricted Subsidiary could have:
     (1) incurred any Indebtedness relating to such Sale and Lease-Back Transaction under Section 1011; and
     (2) incurred a Lien to secure such Indebtedness pursuant to Section 1012 without equally and ratably securing the Notes pursuant to Section 1012;
     (b) the consideration received by Holdings or such Restricted Subsidiary in that Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold and otherwise complies with Section 1018;
     (c) the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and the Issuer applies the proceeds of such transaction in compliance with Section 1018; and
     (d) in the aggregate not more than US$325.0 million in fair market value of assets are subject to a Sale and Lease-Back Transaction at any one time;
provided, however, that (x) clauses (b) and (c) shall not apply to any Sale and Lease-Back Transaction between the Issuer and any Guarantor or between Guarantors and (y) this Section 1016 shall not apply to the T10R Sale Leaseback or the Telesat Headquarters Sale.
          SECTION 1017. Change of Control. If a Change of Control occurs, the Co-Issuers shall make an offer to repurchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, and Additional Amounts, if any, to the date of repurchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 60 days following any Change of Control, the Company shall send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Note Register, with the following information:
     (1) a Change of Control Offer is being made pursuant to this Section 1017 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;
     (2) the repurchase price and the repurchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
     (3) any Note not properly tendered will remain outstanding and continue to accrue interest;
     (4) unless the Co-Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
     (5) Holders electing to have any Notes repurchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to repurchase such Notes, provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for repurchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes repurchased; and
     (7) that Holders whose notes are being repurchased only in part will be issued new Notes equal in principal amount to the unrepurchased portion of the Notes surrendered, which unrepurchased portion must be equal to US$2,000 or a US$1,000 integral multiple thereof.
          While the Notes are in global form and the Co-Issuers make an offer to repurchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the repurchase of the Notes through the facilities of DTC, subject to its rules and regulations.
          The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.
          The Co-Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Co-Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
          On the Change of Control Payment Date, the Co-Issuers will, to the extent permitted by law,
     (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer,
     (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and
     (3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such notes or portions thereof have been tendered to and repurchased by the Co-Issuers.
          The Paying Agent will promptly mail to each Holder of the Notes the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any, provided, that each such new Note will be in a principal amount of US$2,000 or a US$1,000 integral multiple thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
          The Co-Issuers will not be required to make a Change of Control Offer if a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of this Indenture and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

          SECTION 1018. Asset Sales. Holdings will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless
     (a) Holdings or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of Holdings) of the assets sold or otherwise disposed of and
     (b) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of
     (1) any liabilities (as shown on Holdings’, or such Restricted Subsidiary’s, most recent balance sheet or in the footnotes thereto) of Holdings or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which Holdings and all Restricted Subsidiaries have been unconditionally released by all creditors in writing,
     (2) any securities received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and
     (3) any Designated Noncash Consideration received by Holdings or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed an amount equal to 2.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.
          Within 425 days after Holdings’ or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale (or Event of Loss Proceeds) (such 425 day period, the “Reinvestment Period”), Holdings or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale (together with any Event of Loss Proceeds required to be applied as provided in Section 1007 below)
     (1) to permanently reduce Obligations under the Senior Credit Facilities or any other Senior Indebtedness or Guarantor Senior Indebtedness (other than Disqualified Stock and other than Obligations owed to Holdings or a Restricted Subsidiary or Affiliate of Holdings) and to correspondingly reduce commitments with respect thereto,
     (2) to an investment in (a) any one or more businesses, provided that such investment in any business is in the form of the acquisition of Capital Stock and results in Holdings or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business, or
     (3) to an investment in (a) any one or more businesses engaged in a Similar Business, provided that such investment in any business is in the form of the acquisition of Capital

Stock and results in Holdings or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties used or useful in a Similar Business or (c) other assets used or useful in a Similar Business that, in each of (a), (b) and (c), replace the businesses, properties and assets that are the subject of such Asset Sale;
provided that, in the case of clauses (2) and (3) above, a binding commitment entered into prior to the end of the Reinvestment Period shall be treated as a permitted application of the Net Proceeds (or Event of Loss Proceeds, as applicable) from the date of such commitment so long as Holdings or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds (or Event of Loss Proceeds, as applicable) will be applied to satisfy such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later canceled or terminated for any reason before such Net Proceeds (or Event of Loss Proceeds, as applicable) are so applied, Holdings or such Restricted Subsidiary enters into another Acceptable Commitment (a “Replacement Commitment”) within six months of such cancellation or termination; provided further that if any Replacement Commitment is later cancelled or terminated for any reason before such Net Proceeds (or Event of Loss Proceeds, as applicable) are applied, then such Net Proceeds shall constitute Excess Proceeds.
          Any Net Proceeds from the Asset Sale (and Event of Loss Proceeds) that are not invested or applied as provided and within the Reinvestment Period will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds US$25.0 million, the Co-Issuers shall make an offer to all Holders of the Notes, and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Co-Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed US$25.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.
          To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered in accordance with Section 1110. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
          Pending the final application of any Net Proceeds (or Event of Loss Proceeds) pursuant to this Section 1018, Holdings or the applicable Restricted Subsidiary may apply such Net Proceeds (or Event of Loss Proceeds) temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds (or Event of Loss Proceeds) in any manner not prohibited by this Indenture.
          The Co-Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Co-

Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.
          If less than all of the Notes or such Pari Passu Indebtedness is to be redeemed at any time, selection of such Notes for redemption, will be made by the Trustee on a pro rata basis to the extent practicable; provided that no Notes of US$2,000 or less shall be purchased or redeemed in part.
          Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder to be purchased or redeemed at such Holder’s registered address with a copy to the Trustee. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.
          A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Co-Issuers default in payment of the purchase or Redemption Price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.
          SECTION 1019. Suspension of Covenants. During any period of time that: (1) the Notes have Investment Grade Ratings from both Rating Agencies and (2) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), Holdings and the Restricted Subsidiaries will not be subject to the following provisions of this Indenture:
(A)	Section 1010;

(B)	Section 1011;

(C)	Section 1013;

(D)	Section 1015;

(E)	Section 1014;

(F)	clauses (b), (c) and (d) of the first paragraph of Section 1016;

(G)	Section 1018

(H)	clause (4) of the first paragraph of Section 801;

(I)	Section 1007; and

(J)	Section 1021
(collectively, the “Suspended Covenants”). Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds (and Event of Loss Proceeds) shall be set at zero. In addition, the Guarantees of the Guarantors will also be suspended as of such date (the “Suspension Date”). In the event that Holdings and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then Holdings and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Guarantees will be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period”. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period). For purposes of determining compliance with Sections 1012 and 1016 of this Indenture during the Suspension Period, it shall be assumed that the provisions of Section 1011 are applicable during such period as if the applicable Covenant Suspension Event had not occurred.
          On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to the first paragraph of Section 1011 below. To the extent such Indebtedness or Disqualified Stock would not be so permitted to be incurred or issued pursuant to the first paragraph of Section 1011, such indebtedness or Disqualified Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph of Section 1011. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 1010 will be made as though Section 1010 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of Section 1010. Notwithstanding anything contained in the definition of “Unrestricted Subsidiary,” during a Suspension Period Holdings may not designate any Subsidiary as an Unrestricted Subsidiary.
          SECTION 1020. Payments for Consent. Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
          SECTION 1021. Conduct of Business. Holdings will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

          SECTION 1022. Limitation on Activities of the Co-Issuer. The Co-Issuer may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Equity Interests to the Issuer or any Wholly-Owned Restricted Subsidiary of the Issuer, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes, the Senior Credit Facilities and any other Indebtedness that is permitted to be incurred by the Issuer under Section 10; provided that the net proceeds of such Indebtedness are not retained by the Co-Issuer, and (3) activities incidental thereto. Neither Holdings nor any Restricted Subsidiary shall engage in any transactions with the Co-Issuer in violation of the immediately preceding sentence.
          SECTION 1023. Additional Amounts. All payments made by the Co-Issuers or a Guarantor under or with respect to the Notes or the Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which a Co-Issuer or Guarantor is organized or is otherwise resident or deemed resident for tax purposes or any jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”), unless a Co-Issuer or Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If a Co-Issuer or Guarantor is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or the Guarantees, such Co-Issuer or Guarantor will (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with and in the time required under applicable law and (c) pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of notes (including Additional Amounts) after such withholding or deduction will equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any estate, inheritance, gift, sales, capital gains, excise or personal property tax or any similar Tax or governmental charge or any Tax that would not have been imposed, payable or due:
     (1) but for the existence of any present or former connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such notes) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere acquisition, ownership, holding or disposition of the Notes or enforcement of rights thereunder or the receipt of payments in respect thereof;
     (2) but for the failure to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice; provided, however, that the Issuer has delivered a request to the Holder or beneficial owner to comply with such requirements at least 30 days prior to the date by which such compliance is required and such Holder or beneficial owner can legally comply with such requirements;
     (3) if the presentation of notes (where presentation is required) for payment had occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later, but only to the extent such Additional Amounts would not have been required had the note been presented on the last day of the applicable 30 day period;
     (4) but for the fact that the Holder does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) with the Issuer, the Co-Issuer or a Guarantor; or
     (5) but for any combination of the items listed above.
          Each of the Co-Issuers and the Guarantors will indemnify and hold harmless each Holder and beneficial owner from and against (x) any Taxes (other than Taxes excluded by clauses (1) through (5) above) levied or imposed on a Holder or owner as a result of payments made under or with respect to the Notes (including any such Tax imposed under Part XIII of the Income Tax Act (Canada) and arising on an assignment (other than an assignment that is not effected in accordance with the provisions of this Indenture) of a note to a person resident of or deemed resident of Canada that is withheld from or levied or imposed on a Holder or beneficial owner), and (y) any Taxes (other than Taxes excluded by clauses (1) through (5) above) so levied or imposed with respect to any indemnification payments under the foregoing clause (x) or this clause (y) such that the net amount received by such Holder or beneficial owner after such indemnification payments will not be less than the net amount the Holder or beneficial owner would have received if the Taxes described in clauses (x) and (y) above had not been imposed.
          In any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under or with respect to any of the Notes, shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

          Upon request, the Issuer will provide the Trustee with documentation evidencing the payment of the Taxes giving rise to the Additional Amounts.
          The Co-Issuers will pay any present or future stamp, registration, court or documentary taxes, or any other excise, property or similar taxes, charges or levies (including any interest and penalties related thereto) which arise in any jurisdiction from the execution, delivery or registration of the Notes or Guarantees or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes or Guarantees (“Documentary Taxes”).
          The obligation to pay Additional Amounts and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of this Indenture.
ARTICLE ELEVEN
REDEMPTION OF NOTES
          SECTION 1101. Right of Redemption. At any time prior to May 1, 2013, the Co-Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail postage prepaid, with a copy to the Trustee, to each Holder of the Notes to the address of such Holder appearing in the security register, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, and Additional Amounts, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.
          On or after May 1, 2013 (the “First Call Date”), the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Special Interest, if any, and Additional Amounts, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on May 1 of each of the years indicated below:

Year	Percentage

2013	106.25%
2014	103.125%
2015	101.563%
2016 and thereafter	100.00%
          In addition, prior to May 1, 2011, the Co-Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price equal to 112.5% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Special Interest, if any, and Additional Amounts, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of Holdings or any direct or indirect parent of the Company to the extent such net cash proceeds are contributed to Holdings; provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued under this Indenture and any Additional Notes issued under this Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
          SECTION 1102. Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.
          SECTION 1103. Election To Redeem; Notice To Trustee. The election of the Company to redeem any Notes pursuant to Section 1101 above shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.
          SECTION 1104. Selection by Trustee of Notes To Be Redeemed. If less than all of the Notes or such Pari Passu Indebtedness are to be redeemed at any time, selection of such Notes for redemption, will be made by the Trustee on a pro rata basis to the extent practicable; provided that no notes of US$2,000 or less shall be purchased or redeemed in part.
          Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes to be purchased or redeemed at such Holder’s registered address. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.
          A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or Redemption Date, unless the Co-Issuers default in payment of the purchase or Redemption Price, interest shall cease to accrue on notes or portions thereof purchased or called for redemption.

          SECTION 1105. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 107 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder to be redeemed.
          All notices of redemption shall state:
     (1) the Redemption Date,
     (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,
     (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,
     (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,
     (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,
     (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,
     (7) the name and address of the Paying Agent,
     (8) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,
     (9) the “CUSIP” number, ISIN or “Common Code” number and that no representation is made as to the accuracy or correctness of the “CUSIP” number, ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes, and
     (10) the paragraph of the Notes pursuant to which the Notes are to be redeemed.
          Notice of redemption of Notes to be redeemed at the election of the Co-Issuers shall be given by the Co-Issuers or, at the Co-Issuers’ request, by the Trustee in the name and at the expense of the Co-Issuers.
          SECTION 1106. Deposit of Redemption Price. Prior to any Redemption Date, the Co-Issuers shall deposit with the Trustee or with a Paying Agent (or, if the Co-Issuers is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest and Special Interest, if any, on, all the Notes which are to be redeemed on that date.
          SECTION 1107. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest and Special Interest, if any, to the Redemption Date), and from and after such date (unless the Co-Issuers shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Co-Issuers at the Redemption Price, together with accrued interest and Special Interest, if any, to the Redemption Date and such Notes shall be canceled by the Trustee; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 306.
          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

          SECTION 1108. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Co-Issuers maintained for such purpose pursuant to Section 1002 (with, if the Co-Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Co-Issuers and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Co-Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.
          SECTION 1109. Redemption for Changes in Withholding Taxes. In addition, the Co-Issuers may, at their option, redeem all (but not less than all) of the Notes then outstanding, in each case at 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption, if any Co-Issuer or a Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to such notes, any Additional Amounts (or make indemnity payments) as a result of any change in law of a Relevant Taxing Jurisdiction (including any regulations promulgated thereunder) or in the official interpretation or administration of law or relevant position or policy of any applicable taxing authority of a Relevant Taxing Jurisdiction, if such change is announced and becomes effective on or after the Issue Date; provided that the Issuer determines, in its business judgment, that the obligation to pay such Additional Amounts or indemnification payments cannot be avoided by the use of reasonable measures available to it. Notice of any such redemption must be given not less than 30 nor more than 60 days prior to the date fixed for redemption pursuant to this paragraph and no later than 270 days after such Co-Issuer or Guarantor first becomes liable to pay such Additional Amounts (or indemnity payments); provided that no such notice will be given earlier than 90 days prior to the earliest date on which such Co-Issuer or Guarantor would be obliged to pay such Additional Amounts.
          Prior to giving any notice of redemption of the Notes pursuant to this section, the Issuer will deliver to the Trustee:
     (1) an Officers’ Certificate stating that the Co-Issuers are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Co-Issuers so to redeem have occurred; and
     (2) a written tax opinion of recognized counsel in the Relevant Taxing Jurisdiction acceptable to the Trustee, that the Issuer, Co-Issuer or any Guarantor, as the case may be, has or will become obliged to pay Additional Amounts as a result of such amendment or change as described above. Such certificate and opinion will be made available for inspection by the Holders.

          SECTION 1110. Offers to Repurchase by Application of Proceeds.
          (a) In the event that, pursuant to Section 1018 hereof, the Co-Issuers shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.
          (b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Co-Issuers shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if required, Pari Passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
          (c) If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
          (d) Upon the commencement of an Asset Sale Offer, the Co-Issuers shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and holders of Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
     (1) that the Asset Sale Offer is being made pursuant to this Section 1110 and Section 1018 hereof and the length of time the Asset Sale Offer shall remain open;
     (2) the Offer Amount, the purchase price and the Purchase Date;
     (3) that any Note not tendered or accepted for payment shall continue to accrue interest;
     (4) that, unless the Co-Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;
     (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of US$2,000 only;
     (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Repurchase” attached to the Note completed, or transfer such Note by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (7) that Holders shall be entitled to withdraw their election if the Co-Issuers, the Depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (8) that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and the Co-Issuers, or, if so elected by the Co-Issuers, the agent for such Pari Passu Indebtedness, shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of US$2,000, or integral multiples of US$1,000 in excess thereof, shall be purchased); and
     (9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.
          (e) On or before the Purchase Date, the Co-Issuers shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

          (f) The Co-Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Co-Issuers for purchase, and the Co-Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of US$2,000 or an integral multiple of US$1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Co-Issuers to the Holder thereof. The Co-Issuers shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.
          Other than as specifically provided in this Section 1110 or Section 1018 hereof, any purchase pursuant to this Section 1110 shall be made pursuant to the applicable provisions of this Article XI.
ARTICLE TWELVE
SUBORDINATION
          SECTION 1201. Agreement To Subordinate. The Co-Issuers agree, and each Holder by accepting a Note agrees, that the payment of all Obligations owing in respect of the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash or cash equivalents of all existing and future Senior Indebtedness of the Issuer or Co-Issuer and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes shall in all respects rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Issuer or Co-Issuer, and will be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer or Co-Issuer; and only Indebtedness of the Co-Issuers that is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article 12 shall be subject to Section 1212.
          SECTION 1202. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Issuer or Co-Issuer to creditors upon (i) a total or partial liquidation, dissolution or winding up of such Co-Issuer, (ii) a bankruptcy, reorganization, insolvency receivership or similar proceeding relating to the Issuer or Co-Issuer or their respective assets, (iii) an assignment for the benefit of creditors or (iv) any marshalling of such Co-Issuer’s assets and liabilities:
     (i) the holders of Senior Indebtedness of the Co-Issuers shall be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness before Holders shall be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Notes (other than in Permitted Junior Securities); and
     (ii) until the Senior Indebtedness of the Co-Issuers is paid in full in cash, any payment or distribution to which Holders would be entitled but for the subordination provisions of this Article 12 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive Permitted Junior Securities.
          To the extent any payment of Senior Indebtedness of the Co-Issuers (whether by or on behalf of either of the Co-Issuers, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receiver-

ship, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person, the Senior Indebtedness of the Co-Issuers or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of either of the Co-Issuers’ obligations to make any distribution or payment pursuant to any Senior Indebtedness of the Co-Issuers, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Indebtedness of the Co-Issuers in cash, shall have no force or effect for purposes of the subordination provisions contained in this Article 12, with any turnover of payments as otherwise calculated pursuant to this Article 12 to be made as if no such diminution had occurred. The Co-Issuers shall promptly give written notice to the Trustee of any such dissolution, winding-up, liquidation, or reorganization of the Issuer or Co-Issuer, as applicable; provided that any delay or failure to give such notice shall have no effect on the subordination provisions contained in this Article 12.
          SECTION 1203. Default on Senior Indebtedness of the Issuer or Co-Issuer. The Co-Issuers shall not pay principal of, premium, if any, or interest on the Notes (or pay any other Obligations relating to the Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to Article 4 or Article 15 hereof and may not purchase, redeem or otherwise retire or acquire for cash or assets any Notes (collectively, “pay the Notes”) (except in the form of Permitted Junior Securities) if either of the following occurs (a “Payment Default”):
     (i) any Obligation on any Senior Indebtedness of the Co-Issuers is not paid in full in cash when due; or
     (ii) any other default occurs and is continuing on any Designated Senior Indebtedness of the Co-Issuers that permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of such default from the Representative of such Designated Senior Indebtedness;
unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that the Co-Issuers shall be entitled to pay the Notes without regard to the foregoing if the Co-Issuers and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.
          During the continuance of any default (other than a Payment Default) (a “Non-Payment Default”) with respect to any Designated Senior Indebtedness of the Co-Issuers pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Co-Issuers shall not pay the Notes (except in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to each of the Co-Issuers ) of written notice (a “Payment Blockage Notice”) of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if (i) such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Co-Issuers from the Representative for such Designated Senior Indebtedness rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Indebtedness has been accelerated or (ii) because the default giving rise to such Payment Blockage Notice is cured, waived or otherwise no longer continuing.

          Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first paragraph of this Section 1203 and Section 1202 hereof), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness or a Payment Default has occurred and is continuing, the Co-Issuers shall be permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of Non-Payment Defaults with respect to Designated Senior Indebtedness during such period; provided that if any Payment Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Co-Issuers (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities may in the aggregate give one other Payment Blockage Notice within such period. However, in no event shall the total number of days during which any Payment Blockage Period or Periods on the Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no Non-Payment Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to any Designated Senior Indebtedness and that was the basis for the initiation of such Payment Blockage Period shall be, or be made, the basis for a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness unless such default shall have been waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of such initial Payment Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).
          SECTION 1204. Acceleration of Payment of Notes If payment of the Notes is accelerated because of an Event of Default, the Co-Issuers shall promptly notify the holders of the Designated Senior Indebtedness of the Co-Issuers or the Representative of such Designated Senior Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 12. So long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Facilities, a Payment Blockage Notice may be given only by the respective Representatives thereunder unless otherwise agreed to in writing by the requisite lenders named therein. If any Designated Senior Indebtedness of the Co-Issuers is outstanding, the Co-Issuers may not pay the Notes until five Business Days after the Representatives of all such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if this Indenture otherwise permits payment at that time.

          SECTION 1205. When Distribution Must Be Paid Over. If a distribution is made to Holders that, due to this Article 12, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness of the Co-Issuers and pay it over to them as their interests may appear.
          SECTION 1206. Subrogation. After all Senior Indebtedness of the Co-Issuers is paid in full in cash and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 12 to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Co-Issuers and Holders, a payment by the Co-Issuers on such Senior Indebtedness.
          SECTION 1207. Relative Rights This Article 12 defines the relative rights of Holders and holders of Senior Indebtedness of the Co-Issuers. Nothing in this Indenture shall:
     (v) impair, as between the Co-Issuers and Holders, the obligation of the Co-Issuers, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;
     (vi) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Co-Issuers to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Senior Indebtedness as set forth herein; or
     (vii) affect the relative rights of Holders and creditors of the Co-Issuers other than their rights in relation to holders of Senior Indebtedness.
          SECTION 1208. Subordination May Not Be Impaired by Co-Issuers. No right of any holder of Senior Indebtedness of the Co-Issuers to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Co-Issuers or by their failure to comply with this Indenture.
          SECTION 1209. Rights of Trustee and Paying Agent. Notwithstanding anything in this Article 12, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless a Responsible Officer of the Trustee receives at the Corporate Trust Office notice in writing at least two Business Days prior to the date upon which by the terms hereof such payment would become payable that payments may not be made under this Article 12, and prior to the receipt of any such written notice, the Trustee shall be entitled to assume that no such facts exist; provided that notwithstanding the foregoing, the subordination of the Obligations under the Notes to Senior Indebtedness of the Co-Issuers shall not be affected and the Holders receiving any payments in contravention of Section 1202 and/or 1203 and such respective payments shall otherwise be subject to the provisions of this Article 12. The Issuer, Co-Issuer, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Co-Issuers shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Co-Issuers has a Representative, only the Representative shall be entitled to give the notice.
          The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Co-Issuers with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of the Co-Issuers which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Article 7 hereof or any other Section of this Indenture.
          The Trustee’s rights to compensation, reimbursement of expenses and indemnification under Sections 506 and 607 are not subordinated.

          SECTION 1210. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Co-Issuers, the distribution may be made and the notice given to their Representative (if any).
          SECTION 1211. Article 12 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 12 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.
          SECTION 1212. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to Article 4 or Article 15 hereof shall not be subordinated to the prior payment of any Senior Indebtedness of the Co-Issuers or subject to the restrictions set forth in this Article 12, and none of the Holders shall be obligated to pay over any such amount to the Co-Issuers or any holder of Senior Indebtedness of the Co-Issuers or any other creditor of the Co-Issuers, provided that the subordination provisions of this Article 12 were not violated at the time the applicable amounts were deposited in trust pursuant to Article 4 or Article 15 hereof, as the case may be, and such deposit was otherwise made in accordance with Article 4 or Article 15 hereof.
          SECTION 1213. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 1202 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives of Senior Indebtedness of the Co-Issuers for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Co-Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Co-Issuers to participate in any payment or distribution pursuant to this Article 12, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 701 and 702 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

          SECTION 1214. Trustee To Effectuate Subordination. A Holder by its acceptance of a Note agrees to be bound by this Article 12 and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Co-Issuers as provided in this Article 12 and appoints the Trustee as its attorney-in-fact for such purpose.
          If the Trustee does not file a Proper Proof of Claim in any proceeding prior to 15 days before the expiration of the time to file a Proof of Claim in such proceeding, then the holders of Designated Senior Indebtedness of the Co-Issuers (or their Representative) are hereby authorized to have the right to file and are (or is) hereby authorized to file, in the name of the Trustee, a Proof of Claim for and on behalf of the Holders; provided that (i) if the holders of the Designated Senior Indebtedness of the Co-Issuers (or their Representative) file any Proof of Claim as contemplated above and the Trustee shall subsequently file a Proper Proof of Claim in such proceeding before the expiration of the time to file a Proof of Claim in such proceeding, such subsequent Proper Proof of Claim filed by the Trustee shall supersede any such Proof of Claim theretofore filed by the holders of the Designated Senior Indebtedness of the Co-Issuers (or their Representative), and such Proof of Claim theretofore filed by the holders of the Designated Senior Indebtedness of the Co-Issuers (or their Representative) shall thereupon deemed to be withdrawn, and (ii) the foregoing provisions of this paragraph shall not be construed to authorize the holders of the Designated Senior Indebtedness (or their Representative) to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes, or to authorize the holders of the Designated Senior Indebtedness (or their Representative) to vote in respect of the claim of any Holder in any such proceeding. This paragraph is intended solely to permit the holders of Designated Senior Indebtedness of the Co-Issuers to preserve their “turnover right” pursuant to the applicable subordination provisions in this Article 12 in circumstances where a Proper Proof of Claim has not been filed by the Trustee before the expiration of the time to file a Proof of Claim in a bankruptcy proceeding, and nothing herein shall impair the rights of the Trustee under Section 613 and 707.
          SECTION 1215. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Co-Issuers. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Co-Issuers and shall not be liable to any such holders if it shall pay over or distribute to Holders or the Co-Issuers or any other Person, money or assets to which any holders of Senior Indebtedness of the Co-Issuers shall be entitled by virtue of this Article 12 or otherwise.
          SECTION 1216. Reliance by Holders of Senior Indebtedness of the Co-Issuers on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the subordination provisions of this Article 12 are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Co-Issuers, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.
          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Co-Issuers may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders to the holders of the Senior Indebtedness of the Co-Issuers, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of the Co-Issuers, or otherwise amend or supplement in any manner Senior Indebtedness of the Co-Issuers, or any instrument evidencing the same or any agreement under which Senior Indebtedness of the Co-Issuers is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Co-Issuers; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness of the Co-Issuers; and (iv) exercise or refrain from exercising any rights against the Co-Issuers and any other Person.

ARTICLE THIRTEEN
GUARANTEES
          SECTION 1301. Guarantees. The Guarantors, as primary obligors and not merely as sureties, hereby jointly and severally, unconditionally and irrevocably guarantees subject to Article 14, on a senior subordinated basis, the Notes and obligations of the Co-Issuers hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of such Holder, that: (1) the principal of (and premium, if any) and interest on, or Special Interest in respect of, the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Co-Issuers to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitation set forth in Section 1304 hereof.
          Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
          Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment, performance and compliance when due and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
          If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (1) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.
          Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. The form of Notation of Guarantee to be executed on each Note by each Guarantor is attached as Exhibit B hereto.
          The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee of such Guarantor and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of such Guarantor, to the extent and in the manner provided in Article 14 hereof.
          SECTION 1302. Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.
          SECTION 1303. Restricted Subsidiaries. The Issuer shall cause any Restricted Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 1015 to (1) execute and deliver to the Trustee any amendment or supplement to this Indenture in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Issuer under any Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on an unsecured senior basis and (2) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such amendment or supplement has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture. Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 1307, be deemed to refer to all Guarantors, including such Restricted Subsidiary. Such Guarantee shall be released in accordance with Section 803 and Section 1308.

          SECTION 1304. Limitation of Guarantors’ Liability. Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, the Fraudulent Conveyances Act or any similar federal, provincial or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 1304, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.
          SECTION 1305.Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of (1) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (2) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.
          SECTION 1306. Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Co-Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 1301; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Co-Issuers under this Indenture or the Notes shall have been paid in full.
          SECTION 1307. Reinstatement. Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 1301 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuer upon the bankruptcy or insolvency of the Issuer or any Guarantor.
          SECTION 1308. Release of a Guarantor. Any Guarantee by a Restricted Subsidiary of the Notes shall be automatically and unconditionally released and discharged upon:
     (1) (A) any sale, exchange or transfer (by merger, amalgamation or otherwise) of all of the Issuer’s and/or any Restricted Subsidiary’s Capital Stock in such Guarantor (including any sale, exchange or transfer following which the applicable Guarantor is no longer a Restricted Subsidiary) or all or substantially all the assets of such Guarantor (other than any sale, exchange or transfer to the Issuer, any Guarantor and/or any Restricted Subsidiary), which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture,
     (B) the release or discharge of the guarantee by such Restricted Subsidiary of the Senior Credit Facilities or the other guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee,
     (C) if Holdings properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively, or
     (D) exercise of the Legal Defeasance of the Notes under Section 1502 hereof, or the Covenant Defeasance of the Notes under Section 1503 hereof, or if the Co-Issuers’ obligations under this Indenture are discharged in accordance with Section 401; and
     (2) such Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the release and discharge of the Guarantee have been complied with.

          SECTION 1309. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Twelve.
ARTICLE FOURTEEN
SUBORDINATION OF GUARANTEES
          SECTION 1401. Agreement to Subordinate. Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Obligations of such Guarantor under its Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article 14, to the prior payment in full in cash or cash equivalents of all existing and future Senior Indebtedness of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. A Guarantor’s Obligations under its Guarantee shall in all respects rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of such Guarantor, and will be senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor; and only Indebtedness of such Guarantor that is Senior Indebtedness shall rank senior to the Obligations of such Guarantor under its Guarantee in accordance with the provisions set forth herein. All provisions of this Article 14 shall be subject to Section 1412.
          SECTION 1402. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of a Guarantor to creditors upon (i) a total or partial liquidation, dissolution or winding up of such Guarantor, (ii) a bankruptcy, reorganization, insolvency receivership or similar proceeding relating to such Guarantor its assets, (iii) an assignment for the benefit of creditors or (iv) any marshalling of such Guarantor’s assets and liabilities:
     (i) the holders of Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness before Holders shall be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, such Guarantor’s Guarantee; and
     (ii) until the Senior Indebtedness of such Guarantor is paid in full in cash, any payment or distribution to which Holders would be entitled but for the subordination provisions of this Article 14 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive Permitted Junior Securities.
To the extent any payment of Senior Indebtedness of any Guarantor (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person, the Senior Indebtedness of such Guarantor or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of any Guarantor’s obligation to make any distribution or payment pursuant to any Senior Indebtedness of such Guarantor, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Indebtedness of such Guarantor in cash, shall have no force or effect for purposes of the subordination provisions contained in Article 14, with any turnover of payments as otherwise calculated pursuant to this Article 14 to be made as if no such diminution had occurred. The Issuer shall promptly give written notice to the Trustee of any such dissolution, winding-up, liquidation, or reorganization of any Guarantor, provided that any delay or failure to give such notice shall have no effect on the subordination provisions contained in this Article 14.
          SECTION 1403. Default on Senior Indebtedness of a Guarantor. A Guarantor shall not make any payment pursuant to its Guarantee (or pay any other Obligations relating to its Guarantee, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) and may not purchase, redeem or otherwise retire or acquire for cash or assets any Notes (collectively, “pay its Guarantee”) (except in the form of Permitted Junior Securities) if either of the following occurs (a “Guarantor Payment Default”):
     (i) any Obligation on any Senior Indebtedness of such Guarantor is not paid in full in cash when due; or
     (ii) any other default occurs and is continuing on any Designated Senior Indebtedness of such Guarantor that permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives notice of such default from the Representative of such Designated Senior Indebtedness;
unless, in either case, the Guarantor Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that such Guarantor shall be entitled to pay its Guarantee without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Guarantor Payment Default has occurred and is continuing.
          During the continuance of any default (other than a Guarantor Payment Default) (a “Guarantor Non-Payment Default”) with respect to any Designated Senior Indebtedness of a Guarantor pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor shall not pay its Guarantee (except in the form of Permitted Junior Securities (other than Disqualified Stock)) for a period (a “Guarantee Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to such Guarantor and the Issuer) of written notice (a “Guarantee Blockage Notice”) of such Guarantor Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter. The Guarantee Payment Blockage Period shall end earlier if such Guarantee Payment Blockage Period is terminated (i) by written notice to the Trustee, the relevant Guarantor and the Issuer from the Representative for such Designated Senior Indebtedness of a Guarantor who gave such Guarantee Blockage Notice or (ii) because the default giving rise to such Guarantee Blockage Notice is cured, waived or otherwise no longer continuing.
          Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first paragraph of this Section 1403 and Section 1402 hereof), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness or a Guarantor Payment Default has occurred and is continuing, the relevant Guarantor shall be permitted to resume paying its Guarantee after the end of such Guarantee Payment Blockage Period. Each Guarantee shall not be subject to more than one Guarantee Payment Blockage Period in any consecutive 360-day period irrespective of the number of Non-Payment Defaults with respect to Designated Senior Indebtedness during such period; provided that if any Guarantee Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of such Guarantor (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit

Facilities may in the aggregate give one other Guarantee Blockage Notice within such period. However, in no event shall the total number of days during which any Guarantee Payment Blockage Period or Periods on a Guarantee is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Guarantee Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no Guarantor Non-Payment Default that existed or was continuing on the date of commencement of any Guarantee Payment Blockage Period with respect to any Designated Senior Indebtedness and that was the basis for the initiation of such Guarantee Payment Blockage Period shall be, or be made, the basis for a subsequent Guarantee Payment Blockage Period by the Representative of such Designated Senior Indebtedness unless such default shall have been waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of such initial Guarantee Blockage Notice, that, in either case, would give rise to a Guarantor Non-Payment Default pursuant to any provisions under which a Guarantor Non-Payment Default previously existed or was continuing shall constitute a new Guarantor Non-Payment Default for this purpose).
          SECTION 1404. Demand for Payment. If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on a Guarantor pursuant to Article 13 hereof, the Issuer or such Guarantor shall promptly notify the holders of the Designated Senior Indebtedness of such Guarantor or the Representative of such Designated Senior Indebtedness of such demand; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 14. So long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Facilities and the relevant Guarantor is a guarantor thereof, a Guarantee Blockage Notice may be given only by the respective Representatives thereunder unless otherwise agreed to in writing by the requisite lenders named therein. If any Designated Senior Indebtedness of a Guarantor is outstanding, such Guarantor may not pay its Guarantee until five Business Days after the Representatives of all such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay its Guarantee only if this Indenture otherwise permits payment at that time.

          SECTION 1405. When Distribution Must Be Paid Over. If a distribution is made to Holders that, due to this Article 14, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness of the relevant Guarantor and pay it over to them as their interests may appear.
          SECTION 1406. Subrogation. After all Senior Indebtedness of a Guarantor is paid in full in cash and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 14 to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the relevant Guarantor and Holders, a payment by such Guarantor on such Senior Indebtedness.
          SECTION 1407. Relative Rights. This Article 14 defines the relative rights of Holders and holders of Senior Indebtedness of a Guarantor. Nothing in this Indenture shall:
     (i) impair, as between such Guarantor and Holders, the obligation of such Guarantor, which is absolute and unconditional, to make payments under its Guarantee in accordance with its terms;
     (ii) prevent the Trustee or any Holder from exercising its available remedies upon a default by such Guarantor under its obligations with respect to its Guarantee, subject to the rights of holders of Senior Indebtedness of such Guarantor to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Senior Indebtedness as set forth herein; or
     (iii) affect the relative rights of Holders and creditors of such Guarantor other than their rights in relation to holders of Senior Indebtedness.
          SECTION 1408. Subordination May Not Be Impaired by a Guarantor. No right of any holder of Senior Indebtedness of a Guarantor to enforce the subordination of the Obligations of such Guarantor under its Guarantee shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.
          SECTION 1409. Rights of Trustee and Paying Agent. Notwithstanding anything contained in this Article 14, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless a Responsible Officer of the Trustee receives at the Corporate Trust Office notice in writing at least two Business Days prior to the date upon which by the terms hereof such payment would become payable that payments may not be made under this Article 14, and prior to the receipt of any such written notice, the Trustee shall be entitled to assume that no such facts exist; provided however that notwithstanding the foregoing, the subordination of the Guarantees to Senior Indebtedness of the Guarantors shall not be affected and the Holders receiving any payments in contravention of Section 1402 and/or 1403 and such respective payments shall otherwise be subject to the provisions of this Article 14. A Guarantor, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of such Guarantor shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of such Guarantor has a Representative, only the Representative shall be entitled to give the notice.
          The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of a Guarantor with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 14 with respect to any Senior Indebtedness of a Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 6 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 14 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607 hereof or any other Section of this Indenture.
          The Trustee’s rights to compensation, reimbursement of expenses and indemnification under Se4ctions 506 and 607 are not subordinated.

          SECTION 1410. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of a Guarantor, the distribution may be made and the notice given to their Representative (if any).
          SECTION 1411. Article 14 Not To Prevent Events of Default or Limit Right To Demand Payment. The failure of a Guarantor to make a payment pursuant its Guarantee by reason of any provision in this Article 14 shall not be construed as preventing the occurrence of a default by such Guarantor under its Guarantee. Nothing in this Article 14 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on a Guarantor pursuant to Article 13 hereof.
          SECTION 1412. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to Article 4 or Article 15 hereof shall not be subordinated to the prior payment of any Senior Indebtedness of any Guarantor or subject to the restrictions set forth in this Article 14, and none of the Holders shall be obligated to pay over any such amount to such Guarantor or any holder of Senior Indebtedness of such Guarantor or any other creditor of such Guarantor, provided that the subordination provisions of this Article 14 were not violated at the time the applicable amounts were deposited in trust pursuant to Article 4 or Article 15 hereof, as the case may be, and such deposit was otherwise made in accordance with Article 4 or Article 15 hereof.
          SECTION 1413. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 14, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 1402 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives of Senior Indebtedness of a Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 14. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Guarantor to participate in any payment or distribution pursuant to this Article 14, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 14, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 601 and 602 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 14.
          SECTION 1414. Trustee To Effectuate Subordination. A Holder by its acceptance of a Note agrees to be bound by this Article 14 and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Senior Indebtedness of a Guarantor as provided in this Article 14 and appoints the Trustee as its attorney-in-fact for such purpose.
          If the Trustee does not file a Proper Proof of Claim in any proceeding prior to 15 days before the expiration of the time to file a Proof of Claim in such proceeding, then the holders of Designated Senior Indebtedness of any Guarantor (or their Representative) are hereby authorized to have the right to file and are (or is) hereby authorized to file, in the name of the Trustee, a Proof of Claim for and on behalf of the Holders; provided that (i) if the holders of the Designated Senior Indebtedness of such Guarantor (or their Representative) file any Proof of Claim as contemplated above and the Trustee shall subsequently file a Proper Proof of Claim in such proceeding before the expiration of the time to file a Proof of Claim in such proceeding, such subsequent Proper Proof of Claim filed by the Trustee shall supersede any such Proof of Claim theretofore filed by the holders of the Designated Senior Indebtedness of such Guarantor (or their Representative), and such Proof of Claim theretofore filed by the holders of the Designated Senior Indebtedness of such Guarantor (or their Representative) shall thereupon deemed to be withdrawn, and (ii) the foregoing provisions of this paragraph shall not be construed to authorize the holders of the Designated Senior Indebtedness (or their Representative) to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes, or to authorize the holders of the Designated Senior Indebtedness (or their Representative) to vote in respect of the claim of any Holder in any such proceeding. This paragraph is intended solely to permit the holders of Designated Senior Indebtedness of any Guarantor to preserve their “turnover right” pursuant to the applicable subordination provisions in this Article 14 in circumstances where a Proper Proof of Claim has not been filed by the Trustee before the expiration of the time to file a Proof of Claim in a bankruptcy proceeding, and nothing herein shall impair the rights of the Trustee under Sections 506 and 607.

          SECTION 1415. Trustee Not Fiduciary for Holders of Senior Indebtedness of Guarantors. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of a Guarantor and shall not be liable to any such holders if it shall pay over or distribute to Holders or such Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of such Guarantor shall be entitled by virtue of this Article 14 or otherwise.
          SECTION 1416. Reliance by Holders of Senior Indebtedness of a Guarantor on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the subordination provisions in this Article 14 are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.
          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of a Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 14 or the obligations hereunder of the Holders to the holders of the Senior Indebtedness of such Guarantor, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of such Guarantor, or otherwise amend or supplement in any manner Senior Indebtedness of such Guarantor, or any instrument evidencing the same or any agreement under which Senior Indebtedness of such Guarantor is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of such Guarantor; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness of such Guarantor; and (iv) exercise or refrain from exercising any rights against such Guarantor and any other Person.

ARTICLE FIFTEEN
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
          Issuer’s Option To Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 1502 or Section 1503 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.
          Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 1501 of the option applicable to this Section 1502, each of the Issuer and the Guarantors shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1504 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1505 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, solely out of the trust described in Section 1504, (2) the Issuer’s obligations with respect to such Notes under Sections 303, 304, 305, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including Section 607), and the obligations of each of the Issuer and the Guarantors in connection therewith and (4) this Article Thirteen. Subject to compliance with this Article Thirteen, the Issuer may exercise its option under this Section 1502 notwithstanding the prior exercise of its option under Section 1503 with respect to the Notes.
          SECTION 1503. Covenant Defeasance. Upon the Issuer’s exercise under Section 1501 of the option applicable to this Section 1503, each of the Issuer and the Guarantors shall be released from its respective obligations under any covenant contained in Sections 801, 802 and in Sections 1005, 1006, 1007 and 1009 through and including 1018 and 1021 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(3), 501(4), 501(5), 501(6) and 501(8) and, with respect to only any Significant Subsidiary and not the Issuer, Section 501(7), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

          SECTION 1504. Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1502 or Section 1503 to the Outstanding Notes:
     (1) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of such Notes; (A) cash in U.S. dollars, or (B) non-callable Government Securities, or (C) a combination thereof (without consideration of any reinvestment of interest), in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any, or, interest due on the Notes; provided that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;
     (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions,
     (A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
     (B) since the issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) (x) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and (y) in the case of Covenant Defeasance or Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in Canada confirming that the Holders will not recognize income, gain or loss for Canadian federal tax purposes as a result of such Covenant Defeasance or Legal Defeasance and will be subject to Canadian federal tax on the same amounts and in the same manner and at the same times as would have been the case if such Covenant Defeasance or Legal Defeasance had not occurred;
     (4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit;
     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
     (6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law affecting creditors’ rights generally under any applicable U.S. Federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders of the Outstanding Notes;
     (7) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any of its other Creditors defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and
     (8) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

          SECTION 1505. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1505, the “Qualifying Trustee”) pursuant to Section 1504 in respect of the Outstanding Notes shall be held in trust and applied by the Qualifying Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Qualifying Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.
          The Issuer shall pay and indemnify the Qualifying Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.
          Anything in this Article Thirteen to the contrary notwithstanding, the Qualifying Trustee shall deliver or pay to the Issuer from time to time upon Company Request any money or Government Securities held by it as provided in Section 1504 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Qualifying Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

          SECTION 1506. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 1505 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1502 or 1503, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 1505; provided, however, that if the Issuer makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

TELESAT CANADA
By:	/s/ Ted H. Ignacy
	Name:	Ted H. Ignacy
	Title:	Chief Financial Officer

Senior Subordinated Indenture

TELESAT LLC
By:	/s/ Ted H. Ignacy
Name: Ted H. Ignacy
Title: Chief Financial Officer and Treasurer

Senior Subordinated Indenture

TELESAT HOLDINGS INC.
By:	/s/ Ted H. Ignacy
	Name:	Ted H. Ignacy
Title: Chief Financial Officer

Senior Subordinated Indenture

INFOSAT COMMUNICATIONS, INC. ABLE INFOSAT COMMUNICATIONS, INC.
By:	/s/ Graeme A. Watson
	Name:	Graeme A. Watson
	Title:	President and Chief Executive Officer

TELESAT INTERCO INC.
INFOSAT ABLE HOLDINGS, INC.
TELESAT SATELLITE HOLDINGS CORPORATION
SKYNET SATELLITE CORPORATION
TELESAT INTERNATIONAL, L.L.C.
TELESAT BRAZIL HOLDINGS LLC
TELESAT NETWORK SERVICES, INC.
TELESAT NETWORK SERVICES
INTERNATIONAL, INC.
TELESAT NS, INC.
TELESAT NS HOLDINGS, L.L.C.
TELESAT NETWORK SERVICES HOLDINGS L.L.C.
TELESAT NS,L.L.C.
TELESAT NETWORK SERVICES, L.L.C.
TELESAT SATELLITE GP, LLC
TELESAT SATELLITE LP
TELESAT COMMUNICATIONS SERVICES, INC.

By:	/s/ Daniel S. Goldberg
	Name:	Daniel S. Goldberg
	Title:	President and Chief Executive Officer

[Senior Subordinated Indenture]

TELESAT SPACE PARTICIPAÇÕES LTDA. TELESAT BRASIL CAPACIDADE DE SATÉLITES LTDA. as Guarantors
By:	/s/ Philip Joseph Rabito
	Name:	Philip Joseph Rabito
	Title:	Officer

By:	/s/ Flávio Bartolomeu da Silva
	Name:	Flávio Bartolomeu da Silva
	Title:	Officer

TELESAT SERVIÇOS DE TELECOMUNICAÇÃO LTDA. TELESAT BRASIL LTDA. as Guarantors
By:	/s/ Antonio Lage Filho
	Name:	Antonio Lage Filho
	Title:	Officer

TELESAT (IOM) LIMITED as Guarantor
By:	/s/ Brian G. Hatton
	Name:	Brian G. Hatton
	Title:	Director

[Senior Subordinated Indenture]

THE BANK OF NEW YORK, as Trustee
By:	/s/ Carlos R. Luciano
	Name:	CARLOS R. LUCIANO
	Title:	VICE PRESIDENT

Signature Page to
Senior Subordinated Notes Indenture

Rule 144A / Regulation S / IAI Appendix
PROVISIONS RELATING TO INITIAL NOTES,
PRIVATE EXCHANGE NOTES
AND EXCHANGE NOTES
          1. Definitions
          1.1 Definitions.
          For the purposes of this Appendix the following terms shall have the meanings indicated below:
          “Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.
          “Definitive Note” means a certificated Initial Note or Exchange Note or Private Exchange Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(e).
          “Depository” means The Depository Trust Company, its nominees and their respective successors.
          “Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.
          “Exchange Notes” means (1) the 12.5% Senior Subordinated Notes Due 2017 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.
          “IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.
          “Initial Notes” means (1) US$217,175,000 aggregate principal amount of 12.5% Senior Subordinated Notes Due 2017 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.
          “Initial Purchasers” means (1) with respect to the Initial Notes issued on the Issue Date, Morgan Stanley & Co. Incorporated, UBS Securities LLC, J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. and Jefferies & Company, Inc., and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.
          “Notes” means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.
          “Notes Custodian” means the custodian with respect to a Global Notes (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

          “Private Exchange” means the offer by the Issuer, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.
          “Private Exchange Notes” means any 12.5% Senior Subordinated Notes Due 2017 issued in connection with a Private Exchange.
          “Purchase Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated June 24, 2008, among Holdings, the Co-Issuers, the Guarantors and the Representatives on behalf of the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among Holdings, the Co-Issuers, the Guarantors and the Persons purchasing such Additional Notes.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Registered Exchange Offer” means the offer by the Issuer, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.
          “Registration Rights Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated June 30, 2008, among the Issuer, the Guarantors and the Initial Purchasers and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer and the Persons purchasing such Additional Notes under the related Purchase Agreement.
          “Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.
          “Securities Act” means the Securities Act of 1933.
          “Shelf Registration Statement” means the registration statement issued by the Issuer in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to a Registration Rights Agreement.
          “Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.
          1.2 Other Definitions.

Term	Defined in Section:

“Agent Members”	2.1	(b)
“Global Notes”	2.1	(a)
“IAI Global Note”	2.1	(a)
“Permanent Regulation S Global Note”	2.1	(a)
“Regulation S”	2.1	(a)
“Regulation S Global Note”	2.1	(a)
“Rule 144A”	2.1	(a)
“Rule 144A Global Note”	2.1	(a)
“Temporary Regulation S Global Note”	2.1	(a)

          2. The Notes.
          2.1 (a) Form and Dating. The Initial Notes will be offered and sold by the Co-Issuers pursuant to a Purchase Agreement. The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Notes may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); Initial Notes initially resold to IAIs shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “IAI Global Note”); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes in fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Co-Issuers and authenticated by the Trustee as provided in the Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in a permanent global note (the “Permanent Regulation S Global Note”, and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, an IAI Global Note or the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Note, certification that the interest in the Temporary Regulation S Global Note is being transferred to an institutional “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the Notes for its own account or for the account of an institutional accredited investor.
          Beneficial interests in Temporary Regulation S Global Notes and IAI Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
          Beneficial interests in Temporary Regulation S Global Notes and Rule 144A Global Notes may be exchanged for an interest in IAI Global Notes if (1) such exchange occurs in connection with a transfer of the Notes in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Note or Rule 144A Global Note, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Note or Rule 144A Global Note, as applicable, is being transferred (a) to an “accredited investor”

within the meaning of 501(a)(1),(2),(3) and (7) under the Securities Act that is an institutional investor acquiring the Notes for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
          Beneficial interests in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).
          The Rule 144A Global Note, the IAI Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.
          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.
          The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.
          Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
          (c) Definitive Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.
          2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of US$217,175,000 million 12.5% Senior Subordinated Notes Due 2017, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Issuer pursuant to Section 202 of the Indenture and (3) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Co-Issuers signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Co-Issuers. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 313 of the Indenture, shall certify that such issuance is in compliance with Section 1011 of the Indenture.

          2.3 Transfer and Exchange.
          (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:
     (x) to register the transfer of such Definitive Notes; or
     (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however that the Definitive Notes surrendered for transfer or exchange:
     (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
     (ii) if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
     (A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
     (B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or
     (C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).
          (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, an IAI Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
     (i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

     (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes, IAI Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers’ Certificate of the Issuer, a new Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.
          (c) Transfer and Exchange of Global Notes.
          (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.
          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
          (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
          (iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3

(including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.
          (d) Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Issuer, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.
          (e) Legend.
          (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUB-

SEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
          Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
          Each Definitive Note shall also bear the following additional legend:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
          (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).
          (iii) After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note or an Initial Note or Private Exchange Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder’s certificated Initial Note or Private Exchange Note or directions to transfer such Holder’s interest in the Global Note, as applicable.
          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the restricted notes legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.
          (v) Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the global notes legend and the applicable re-

stricted notes legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.
          (f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.
          (g) No Obligation of the Trustee.
          (i) None of the Trustee, Paying Agent or Notes Registrar shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners. None of the Trustee, the Paying Agent or the Notes Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.
          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          2.4 Definitive Notes.
          (a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, and in either case, a successor de-

pository is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing.
          (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at the Corporate Trust Office (as defined in the Indenture), to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of US$2,000 principal amount and integral multiples of US$1,000 thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted notes legend and definitive notes legend set forth in Exhibit 1 hereto.
          (c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.
          (d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to the Indenture, including pursuant to Section 507 of the Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

EXHIBIT 1
to Rule 144A / Regulation S / IAI Appendix
[FORM OF FACE OF INITIAL NOTE]
[Global Notes Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
          [[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]
[Restricted Notes Legend for Notes offered otherwise
than in Reliance on Regulation S]
          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
          THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRE-

Ex. 1-1

SENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]
          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
[Temporary Regulation S Global Note Legend]
          EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.
          AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE

Ex. 1-2

EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
          AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a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
          BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE OR AN IAI GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).
[Definitive Notes Legend]
          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Ex. 1-3

No.	US$
12.5% Senior Subordinated Notes Due 2017
          Telesat Canada, a Canadian corporation (the “Issuer” or “Company”), and Telesat LLC, a Delaware limited liability company (the “Co-Issuer”, and together with the Issuer, the “Co-Issuers”), promise to pay to          , or registered assigns, the principal sum of            Dollars on November 1, 2017 (the “Maturity Date”).
          Interest Payment Dates: May 1 and November 1 (each, an “Interest Payment Date”) commencing November 1, 2008.
          Record Dates: April 15 and October 15 (each, a “Regular Record Date”).
          Additional provisions of this Note are set forth on the other side of this Note.
Dated:

TELESAT CANADA
By:
Name:
Title:

By:
Name:
Title:

TELESAT LLC
By:
Name:
Title:

By:
Name:
Title:

Ex. 1-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK
as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

By:
Authorized Signatory

Ex. 1-5

[FORM OF REVERSE SIDE OF INITIAL NOTE]
12.5% Senior Subordinated Note Due 2017
1. Principal and Interest.
          The Co-Issuers will pay the principal of this Note on November 1, 2017.
          The Co-Issuers promise to pay interest, Additional Amounts, if any, and Special Interest, if any, on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 12.5% per annum (subject to adjustment as provided below).
          Interest, Additional Amounts, if any, and Special Interest, if any, will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date) on each Interest Payment Date, commencing November 1, 2008.
          Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May [ ], 2008.* Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          The Holder of this Note is entitled to the benefits of the Exchange and Registration Rights Agreement, dated June 30, 2008 among Holdings, the Co-Issuers, the Guarantors and the Initial Purchasers named therein (the “Registration Right Agreement”).
          The Co-Issuers shall pay interest, Additional Amounts, if any, and Special Interest if any, on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate of 2.0% per annum in excess of the rate of interest applicable to the Notes.
2. Method of Payment.
          The Issuer will pay interest (except defaulted interest) on the principal amount of the Notes on each Interest Payment Date to the Persons who are Holders (as reflected in the Note Register at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Issuer will make payment to the Holder that surrenders this Note to any Paying Agent on or after the Maturity Date.
          The Issuer will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay principal (premium, if any) and interest by its check payable in such money. The Issuer may pay interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States main-

*	With respect to Additional Notes, this form of Note shall be adjusted to either accrue interest from the date of issuance of such Additional Note (“settle flat”) or for interest thereunder to be deemed to have accrued since last interest payment date.

Ex. 1-6

tained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.
3. Paying Agent and Note Registrar.
          Initially, The Bank of New York, a New York banking corporation (the “Trustee”) will act as Paying Agent and Note Registrar. The Issuer may change any Paying Agent or Note Registrar upon written notice thereto. The Issuer, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.
4. Indenture.
          The Co-Issuers issued the Notes under an Indenture dated as of June 30, 2008 (the “Indenture”), among Holdings, the Co-Issuers, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to this Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of this Indenture, the terms of this Indenture shall control.
          The Notes are unsecured senior obligations of the Co-Issuers. The Indenture does not limit the aggregate principal amount of the Notes.
     5. Redemption.
          Optional Redemption. At any time prior to May 1, 2013 the Co-Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of the Notes to the address of such Holder appearing in the security register, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, and Additional Amounts, if any, to the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
          On and after May 1, 2013, the Co-Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Special Interest, if any, and Additional Amounts, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on May 1 of each of the years indicated below:

Year	Percentage

2013	106.25%
2014	103.125%
2015	101.563%
2016 and thereafter	100.00%

Ex. 1-7

          In addition, prior to May 1, 2011, the Co-Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 112.5% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Special Interest, if any, and Additional Amounts, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of Holdings or any direct or indirect parent of Issuer to the extent such net cash proceeds are contributed to Holdings; provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
6. Repurchase upon a Change of Control and Asset Sales.
          Upon the occurrence of (a) a Change of Control, the Holders of the Notes will have the right to require that the Co-Issuers repurchase such Holder’s outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, and Additional Amounts, if any, to the date of repurchase and (b) Asset Sales or receipt by the Co-Issuers of any Event of Loss Proceeds, the Co-Issuers may be obligated to make offers to repurchase Notes and Pari Passu Indebtedness with a portion of the Net Proceeds of such Asset Sales or such Event of Loss Proceeds at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.
7. Denominations; Transfer; Exchange.
          The Notes are in registered form without coupons in denominations of US$2,000 principal amount and whole multiples of US$1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.
8. Subordination.
          The Notes and the Guarantees are subordinated to Senior Indebtedness of the Co-Issuers and the Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes and Guarantees may be paid. The Co-Issuers agree, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.
9. Persons Deemed Owners.
          A registered Holder may be treated as the owner of a Note for all purposes.
10. Unclaimed Money.
          If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment, unless an abandoned prop-

Ex. 1-8

erty law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.
11. Discharge and Defeasance Prior to Redemption or Maturity.
          If the Issuer irrevocably deposits, or causes to be deposited, with the Trustee money, or Government Securities or a combination thereof (without consideration of any reinvestment of interest), sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to Redemption or Maturity Date, the Issuer will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, and (b) to the Stated Maturity, the Issuer will be discharged from certain covenants set forth in the Indenture.
12. Amendment; Supplement; Waiver.
          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, mistake, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.
13. Restrictive Covenants.
          The Indenture contains certain covenants, including covenants with respect to the following matters: (i) Restricted Payments; (ii) Incurrence of Indebtedness and Issuance of Disqualified Stock; (iii) Liens; (iv) transactions with Affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) Sale and Lease-Back Transactions; (viii) merger and certain transfers of assets; (ix) purchase of Notes upon a Change in Control; and (x) disposition of proceeds of Asset Sales. Within 120 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each fiscal year, Holdings must report to the Trustee on compliance with such limitations.
14. Successor Persons.
          When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.
15. Remedies for Events of Default.
          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable; provided, however, that so long as any Designated Senior Indebtedness is outstanding, no such acceleration shall be effective until the earlier to occur of (x) five Business Days following delivery of a written notice of such acceleration to the Issuer and each Representative (to the extent designated as such in writing to the Trustee prior to the occurrence of such Event of Default) of Designated Senior Indebtedness and (y) the acceleration of all such Designated Senior Indebtedness. In the event of any such acceleration declaration of the notes because an Event of Default described in clause (5) above has occurred and is continuing, the acceleration declaration shall be automatically annulled if the payment default or other default triggering such Event of Default pursuant to clause (5) above shall be remedied or cured by Holdings or a Restricted Subsidiary or waived by the holders of the

Ex. 1-9

relevant Indebtedness within 60 days after the acceleration declaration with respect thereto and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If a bankruptcy or insolvency default with respect to the Issuer or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.
16. Guarantees.
          The Co-Issuers’ obligations under the Notes are fully, irrevocably and unconditionally guaranteed on an unsecured senior subordinated basis, to the extent set forth in the Indenture, by each of the Guarantors.
17. Trustee Dealings with Co-Issuers.
          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Co-Issuers and their Affiliates as if it were not the Trustee.
18. Authentication.
          This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.
19. Abbreviations.
          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
20. CUSIP Numbers.
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Ex. 1-10

21. Holders’ Compliance with the Registration Rights Agreement.
          Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer, Co-Issuer and Holdings to the extent provided therein.
22. Governing Law.
          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Telesat Canada, 1601 Telesat Court, Gloucester, Ontario, Canada, K1B 5P4, Attention: General Counsel.
          Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

Ex. 1-11

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                      agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears
on the other side of this Note.)

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
☐	to the Issuer; or

☐	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements relating to the transfer of this Note (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of notes less than $250,000, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act.

Ex. 1-12

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature
          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
          TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Dated:

Notice: To be executed by an executive officer

Ex. 1-13

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

			Principal amount	Signature of
	Amount of decrease	Amount of increase	of this Global Note	authorized
	in	in	following such	officer of Trustee
Date of	Principal amount of	Principal amount of	decrease or in-	or Notes
Exchange	this Global Note	this Global Note	crease	Custodian

Ex. 1-14

OPTION OF HOLDER TO ELECT REPURCHASE
          If you want to elect to have this Note repurchased by the Issuer pursuant to Section 1017 or 1018 of the Indenture, check the box: ☐
          ☐ If you want to elect to have only part of this Note repurchased by the Issuer pursuant to Section 1017 or 1018 of the Indenture, state the amount in principal amount: $

Date:	Your Signature:
(Sign exactly as your name appears
on the other side of this Note.)

Signature Guarantee:

(Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex. 1-15

EXHIBIT 2
to Rule 144A / Regulation S / IAI Appendix
Form of
Transferee Letter of Representation
Telesat Canada
1601 Telesat Court
Gloucester, Ontario, Canada, K1B5P4
In care of
[          ]
[          ]
[          ]
Ladies and Gentlemen:
          This certificate is delivered to request a transfer of $       principal amount of the 12.5% Senior Subordinated Notes Due 2017 (the “Notes”) of Telesat Canada, a Canadian corporation (the “Issuer”) and Telesat LLC, a Delaware limited liability company (the “Co-Issuer” and together with the Issuer, the “Co-Issuers”).
          Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:

Address:

Taxpayer ID Number:

          The undersigned represents and warrants to you that:
          1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least US$250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
          2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Issuer, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction

Ex.2-1

meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Notes of US$250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Co-Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Co-Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Co-Issuers and the Trustee.

TRANSFEREE:
By:

Ex.2-2

EXHIBIT A
[FORM OF FACE OF EXCHANGE NOTE
OR PRIVATE EXCHANGE NOTE] */**/

*/	[If the Note is to be issued in global form add the Global Notes Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL NOTES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

**/	[If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Notes Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]

Ex. A-1

No.	US$
12.5% Senior Subordinated Notes Due 2017
          Telesat Canada, a Canadian corporation (the “Issuer” or “Company”), and Telesat LLC, a Delaware limited liability company (the “Co-Issuer”, and together with the Issuer, the "Co-Issuers”), promise to pay to                      , or registered assigns, the principal sum of                      Dollars on November 1, 2017 (the “Maturity Date”).
          Interest Payment Dates: May 1 and November 1 (each, an “Interest Payment Date”) commencing November 1, 2008.
          Record Dates: April 15 and October 15 (each, a “Regular Record Date”).
          Additional provisions of this Note are set forth on the other side of this Note.
Dated:

TELESAT CANADA
By:
Name:
Title:

By:
Name:
Title:

TELESAT CANADA LLC
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION THE BANK OF NEW YORK as Trustee, certifies that this is one of the Notes referred to in the Indenture.

Authorized Signatory

Ex. A-2

[FORM OF REVERSE SIDE OF EXCHANGE NOTE
OR PRIVATE EXCHANGE NOTE]
12.5% Senior Subordinated Note Due 2017
1. Principal and Interest.
          The Co-Issuers will pay the principal of this Note on November 1, 2017.
          The Co-Issuers promise to pay interest, Additional Amounts, if any, and Special Interest, if any, on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 12.5% per annum (subject to adjustment as provided below) except that interest accrued on this Note pursuant to the fourth paragraph of this Section 1 for periods prior to the applicable dates on which the Exchange Offer Registration Statement or Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Notes from time to time during such periods.
          Interest, Additional Amounts, if any, and Special Interest, if any, will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date) on each Interest Payment Date, commencing November 1, 2008.
          Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange herefor or, if no interest has been paid, from May [ ], 2008.* Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          The Issuer shall pay interest, Additional Amounts, if any, and Special Interest, if any, on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate of 2.0% per annum in excess of the rate of interest applicable to the Notes.
2. Method of Payment.
          The Issuer will pay interest (except defaulted interest) on the principal amount of the Notes on each Interest Payment Date to the Persons who are Holders (as reflected in the Note Register at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Issuer will make payment to the Holder that surrenders this Note to any Paying Agent on or after the Maturity Date.
          The Issuer will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay principal (premium, if any) and interest by its check payable in such money. The Issuer may pay

*	With respect to Additional Notes, this form of Note shall be adjusted to either accrue interest from the date of issuance of such Additional Note (“settle flat”) or for interest thereunder to be deemed to have accrued since last interest payment date.

Ex. A-3

interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.
3. Paying Agent and Note Registrar.
          Initially, The Bank of New York, a New York banking corporation (the “Trustee”) will act as Paying Agent and Note Registrar. The Issuer may change any Paying Agent or Note Registrar upon written notice thereto. The Issuer, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.
4. Indenture.
          The Co-Issuers issued the Notes under an Indenture dated as of June 30, 2008 (the “Indenture”), among Holdings, the Co-Issuers, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.
          The Notes are unsecured senior obligations of the Co-Issuers. The Indenture does not limit the aggregate principal amount of the Notes.
5. Redemption.
          Optional Redemption. At any time prior to May 1, 2013 the Co-Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of the Notes to the address of such Holder appearing in the security register, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, and Additional Amounts, if any, to the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
          On and after May 1, 2013, the Co-Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Special Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on May 1 of each of the years indicated below:

Ex. A-4

Year	Percentage

2013	106.25%
2014	103.125%
2015	101.563%
2016 and thereafter	100.00%
          In addition, prior to May 1, 2011, the Co-Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 112.5% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Special Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of Holdings or any direct or indirect parent of the Co-Issuers to the extent such net cash proceeds are contributed to Holdings; provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
6. Repurchase upon a Change of Control and Asset Sales.
          Upon the occurrence of (a) a Change of Control, the Holders of the Notes will have the right to require that the Co-Issuers repurchase such Holder’s outstanding Notes, in whole or in part, at a repurchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase and (b) Asset Sales or receipt by the Co-Issuers of any Event of Loss Proceeds, the Co-Issuers may be obligated to make offers to repurchase Notes and Pari Passu Indebtedness with a portion of the Net Proceeds of such Asset Sales or such Event of Loss Proceeds at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.
7. Denominations; Transfer; Exchange.
          The Notes are in registered form without coupons in denominations of US$2,000 principal amount and whole multiples of US$1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.
8. Subordination.
          The Notes and the Guarantees are subordinated to Senior Indebtedness of the Co-Issuers and the Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes and Guarantees may be paid. The Co-Issuers agree, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

Ex. A-5

9. Persons Deemed Owners.
          A registered Holder may be treated as the owner of a Note for all purposes.
10. Unclaimed Money.
          If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.
11. Discharge and Defeasance Prior to Redemption or Maturity.
          If the Issuer irrevocably deposits, or causes to be deposited, with the Trustee money, Government Securities or a combination thereof (without consideration of any reinvestment of interest), sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to Redemption or Maturity Date, the Issuer will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, and (b) to the Stated Maturity, the Issuer will be discharged from certain covenants set forth in the Indenture.
12. Amendment; Supplement; Waiver.
          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, mistake, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.
13. Restrictive Covenants.
          The Indenture contains certain covenants, including covenants with respect to the following matters: (i) Restricted Payments; (ii) Incurrence of Indebtedness and Issuance of Disqualified Stock; (iii) Liens; (iv) transactions with Affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) Sale and Lease-Back Transactions; (viii) merger and certain transfers of assets; (ix) purchase of Notes upon a Change in Control; and (x) disposition of proceeds of Asset Sales. Within 120 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each fiscal year, Holdings must report to the Trustee on compliance with such limitations.
14. Successor Persons.
          When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.
15. Remedies for Events of Default.
          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to

Ex. A-6

be immediately due and payable; provided, however, that so long as any Designated Senior Indebtedness is outstanding, no such acceleration shall be effective until the earlier to occur of (x) five Business Days following delivery of a written notice of such acceleration to the Issuer and each Representative (to the extent designated as such in writing to the Trustee prior to the occurrence of such Event of Default) of Designated Senior Indebtedness and (y) the acceleration of all such Designated Senior Indebtedness. In the event of any such acceleration declaration of the notes because an Event of Default described in clause (5) above has occurred and is continuing, the acceleration declaration shall be automatically annulled if the payment default or other default triggering such Event of Default pursuant to clause (5) above shall be remedied or cured by Holdings or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the acceleration declaration with respect thereto and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If a bankruptcy or insolvency default with respect to the Issuer or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.
16. Guarantees.
          The Co-Issuers’ obligations under the Notes are fully, irrevocably and unconditionally guaranteed on an unsecured senior subordinated basis, to the extent set forth in the Indenture, by each of the Guarantors.
17. Trustee Dealings with Company.
          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Co-Issuers and their Affiliates as if it were not the Trustee.
18. Authentication.
          This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.
19. Abbreviations.
          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

Ex. A-7

20. CUSIP Numbers.
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
21. Holders’ Compliance with the Registration Rights Agreement.
          Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer, Co-Issuer and Holdings to the extent provided therein.
22. Governing Law.
          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          The (Co-Issuers) (Holdings) will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Telesat Canada, 1601 Telesat Court, Gloucester, Ontario, Canada, K1B 5P4, Attention: General Counsel.
          Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

Ex. A-8

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                      agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears
on the other side of this Note.)

Ex. A-9

OPTION OF HOLDER TO ELECT REPURCHASE
          If you want to elect to have this Note repurchased by the Issuer pursuant to Section 1017 or 1018 of the Indenture, check the box: ☐
          ☐ If you want to elect to have only part of this Note repurchased by the Issuer pursuant to Section 1017 or 1018 of the Indenture, state the amount in principal amount: $

Date:	Your Signature:
(Sign exactly as your name appears
on the other side of this Note.)

Signature Guarantee:

(Signature must be guaranteed)
          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex. A-10

EXHIBIT B
[FORM OF NOTATION OF GUARANTEE]
          For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of June 30, 2008 (the "Indenture”) among Telesat Canada (the “Issuer”), Telesat Holdings Inc. (“Holdings”), Telesat Interco Inc. (“Intermediate Holdco"), Telesat LLC, a Delaware limited liability company (the "Co-Issuer” and together with the Issuer, the “Co-Issuers”), the other Guarantors party thereto and The Bank of New York, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Special Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Co-Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Articles 13 and 14 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.
          Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]
By:
Name:
Title:

Ex. B-1

EXHIBIT C
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
          SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of         , 200 , among                      (the “Guaranteeing Subsidiary”), a subsidiary of [Telesat Canada (the “Issuer”)] (or its permitted successor), [Telesat LLC] (or its permitted successor), [a Delaware limited liability company (the “Co-Issuer” and together with the Issuer, the “Co-Issuers”), the Co-Issuers, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
          WHEREAS, the Co-Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 30, 2008 providing for the issuance of 12.5% Senior Subordinated Notes Due 2017 (the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Co-Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”);
          WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
          WHEREAS, the Co-Issuers hereby direct the Trustee to execute and deliver this Supplemental Indenture.
          NOW, THEREFOR, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Articles 13 and 14 thereof.
          4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Co-Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
          5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL IN-

Ex. C-1

DENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
          8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Co-Issuers.

Ex. C-2

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:      , 20

[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

TELESAT CANADA
By:
Name:
Title:

TELESAT LLC
By:
Name:
Title:

TELESAT HOLDINGS INC.
By:
Name:
Title:

TELESAT INTERCO INC.
By:
Name:
Title:

[EXISTING GUARANTORS]
By:
Name:
Title:

S-1

THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

S-2

INCUMBENCY CERTIFICATE
          The undersigned,                      , being the of                     (the “Issuer”) does hereby certify that the individuals listed below are qualified and acting officers of the Issuer as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, The Bank of New York, as Trustee under the Indenture dated as of June 30, 2008, by and between the Issuer and The Bank of New York.

Name	Title	Signature

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the day of                     , 20 .

Name:
Title: